                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              REVISED SCHEDULE 14C

                    Proxy Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14c-5(d)(2))
[ ] Definitive Information Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Republic Resources, Inc.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
  (Name of Person(s) Filing Information Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price  or other  underlying  value of transaction  computed pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5) Total fee paid:
         .......................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing  for  which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         .......................................................................
         2) Form, Schedule or Registration Statement No.:
         .......................................................................
         3) Filing Party:
         .......................................................................
         4) Date Filed: ........................................................

REPUBLIC RESOURCES, INC.

743 Horizon Court, Suite 333
Grand Junction, Colorado 81506
Phone (970) 245-5917     Fax (970) 243-8840

Notice of Special Meeting of Stockholders
To Be Held on March 25, 2002

To Our Stockholders:

        Notice is hereby given that a Special Meeting of Stock of Stockholders of Republic Resources, Inc., a Nevada corporation (“Company”), will be held at the Company’s office facility located at 743 Horizon Court, Suite 333, Grand Junction, Colorado on Monday, March 25, 2002, at 10:00 a.m., Mountain Time, to consider and act upon the following matters:

1.	Approval of the sale of all our producing oil and natural gas properties, which constitute substantially all our assets, to Harken Energy Corporation, in accordance with the attached Purchase and Sale Agreement.

2.	Approval and adoption of an amendment to the Articles of Incorporation to increase the authorized common stock to 30,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof is the close of business on February 11, 2002. The Company’s stock transfer books will not be closed.

        Your are cordially invited to attend the meeting. Holders of more than a majority of the outstanding common stock on the record date will attend the meeting, in person or by proxy, and vote in favor of the matters described above. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                                                                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                                          PATRICK J. DUNCAN
                                                                                                                                          President
                                                                                                                                          March 4, 2002

“

Republic Resources, Inc.
743 Horizon Court, Suite 333
Grand Junction, Colorado 81506

INFORMATION STATEMENT

        This Information Statement is furnished to Stockholders of Republic Resources, Inc., a Nevada corporation (“Company”), to be used in voting at the Special Meeting of Stockholders to be held Monday, March 25, 2002 beginning at 10:00 a.m. at the Company’s office facility located at 743 Horizon Court, Suite 333, Grand Junction, Colorado, or at any adjournment of the meeting. It is planned that this Information Statement will be mailed to Stockholders on or about March 4, 2002. Only holders of our common stock (“Common Stock”) of record at the close of business on February 11, 2002 (the “Record Date”) will be entitled to vote at the meeting. On that date, there were issued and outstanding 6,339,528 shares of Common Stock, which is the only class of voting securities of the Company.

        All outstanding shares of Common Stock are entitled to vote and each stockholder of record will have one vote for each share of Common Stock standing in his name on the stock transfer books of the Company. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock as of the Record Date, is required to constitute a quorum of stockholders at the meeting.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY

        This summary highlights selected information from this information statement and many not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the proposed transaction, you should read carefully this entire document, including the information incorporated by reference, and the other documents to which this document refers. We have included page references to direct you to a more complete description of certain topics presented in this summary.

What is the agreement to be considered by Stockholders?

        Our board of directors has approved a Purchase and Sale Agreement dated January 31, 2002 (“Sale Agreement”) with Harken Energy Corporation (“Harken”). Under the Sale Agreement we will sell all of our oil and gas properties located in the states of Texas and Louisiana, which include all of our proved reserves of oil and natural gas and two exploratory (non producing) prospects, along with all related assets. These assets constitute substantially all our assets. The Sale Agreement is attached as Appendix A to this information statement. We encourage you to read this document.

Why are we selling the assets?

        Republic has over $2.6 million of 11% convertible debentures due in April 2003 (“Debentures”) and over $5.1 million of Series C nonvoting, redeemable preferred stock (the “Series C Preferred”) due in 2005. The board of directors reached this conclusion because the board has concluded that Republic is unlikely to meet its future obligations to holders of the Debentures and the Series C Preferred when those obligations become due. This conclusion was reached because the value of our reserves of oil and natural gas decreased significantly in 2001, we have a diminishing inventory of drillable oil and gas prospects, and we lack sufficient additional capital to pursue other oil and natural gas projects and other facts discussed in greater detail under the caption “background” beginning on page 13.

        The board of directors is therefore pursuing the sale of substantially all our assets to Harken and plans to use the proceeds to help pay-off the obligations to holders of the Debentures and the Series C Preferred.

What do we expect to receive for the assets to be sold?

        We are selling substantially all of our oil and gas assets in exchange for:

°	Up to 2,645,500 shares of Harken Common Stock with an estimated value approximately equal to the $2.65 million outstanding principal balance of our outstanding Debentures; and

°	A Contingent Payment under which Harken will, in 2004, pay cash or deliver additional Harken Common Stock in an amount to be determined by future oil and gas drilling and development activities on the two exploratory properties which will be included in the asset sale. The right to this payment will immediately be assigned to the former holders of our Series C Preferred.

How will Republic utilize the proceeds from the sale of the assets?

        Republic will use the proceeds we expect to receive at Closing of the sale as follows:

°	The Harken Common Stock and 1.0 million shares of Republic Common Stock will be transferred to the holders of our Debentures in exchange for surrender and cancellation of those Debentures. We agreed to this exchange because Debenture holders will be exchanging interest-paying debt securities for restricted equity securities which do not pay dividends.

°	We will transfer to the six institutional holders who held our outstanding Series C Preferred all rights to the future Contingent Payment. Those six holders exchanged all the outstanding Series C Preferred for 3.4 million shares of Republic Common Stock on February 11, 2002, at which time Republic agreed to assign the Contingent Payment to the holders at the Closing of the Sale Agreement.

Republic will not receive any of the proceeds from the sale of assets because all of the proceeds will be distributed to the holders of the Debentures and the former holders of the Series C Preferred, as described above. However, Republic will be relieved of its future obligations to pay interest and dividends on the Debentures and the Series C Preferred. Also, Republic will be relieved of the obligation to repay $2,645,500 of Debentures at maturity on April 15, 2003 and approximately $5.1 million to redeem the Series C Preferred on or before December 31, 2005. See “Reasons for Selling the Oil and Gas Properties” beginning at page 16.

What are the conditions to complete the sale?

        Closing of the Sale Agreement is subject to several conditions, primarily including the following:

°	The six former holders of our $5,100,000 of outstanding Series C Preferred must have agreed or consented to the terms of the Sale Agreement. This condition has been met as the Series C Preferred was converted to Republic’s Common Stock and all six holders agreed to vote to approve the Sale Agreement.

°	The Sale Agreement must be approved by the holders of a majority of our outstanding Common Stock. This condition has been met as the former holders of our Series C Preferred who now hold over 68% of our Common Stock agreed to vote for approval.

°	The holders of at least 90% of the $2,645,500 of outstanding principal amount of our outstanding Debentures must agree to surrender his or her Debenture in exchange for a portion of the Harken Common Stock to be received at Closing and shares of Republic Common Stock to be issued immediately after Closing.

See “Conditions to Completion of the Sale of Our Assets“ at page 19.

Why do we expect the Sale Agreement to be approved?

        Holders of the Series C Preferred, who collectively owned 922,583 shares, or 31.4% of our Common Stock, agreed to surrender the Series C Preferred plus accrued dividends in exchange for issuance by Republic of 3.4 million additional shares and assignment to the holders of the Contingent Payment at Closing of the Sale Agreement. The new Republic shares were issued February 11, 2002 and the six holders each agreed to vote in favor of approval of the Sale Agreement. These stockholders now hold 68.2% of our outstanding common stock. For that reason, stockholder approval of the Sale Agreement is assured and we are not soliciting your proxy in connection with this special stockholders meeting. The six stockholders are identified on page 15.

Will stockholder approval affect any of the conditions to Closing?

        Stockholders are not being asked to approve either the exchange with holders of the Debentures or the exchange with holders of the Series C Preferred. However the approval the sale of our assets at the special stockholders meeting will have the practical effect of approving those exchanges, because the Sale Agreement will not be completed unless the exchanges have occurred. The terms of the exchange we anticipate from the holders of the Debentures and the exchange we have completed with the holders of Series C Preferred are described in more detail under “Conditions to Completion of the Sale of Our Assets” at page 19.

What will be the capitalization of Republic if the sale is approved by stockholders and completed?

        The Debentures and Series C Preferred will be cancelled and no longer outstanding following the Closing. As a result, Republic will have no long term debt or other future obligations related to those securities. Our assets will be significantly reduced and we will have significantly more Common Stock issued and outstanding. We have summarized the pro forma effect of these transactions on our financial statements beginning at page 8.

What will be the business of Republic after completion of the sale?

        Upon completion of the sale of the assets, Republic will have no debt or long term obligations, will hold interest in two oil and natural gas exploration projects in the state of Utah with a book value of approximately $150,000 and will have other current assets of approximately $250,000, after payment of approximately $100,000 of expenses associated with completion of the sale and the special meeting of our stockholders. The board of directors intends to seek an appropriate acquisition or merger candidate which would be acquired by the Company or merged with the Company. Such a transaction would probably result in Republic being controlled by new security holders, having additional or new directors and having one or more new lines of business. Existing common stockholders will probably be significantly diluted in their ownership interest. The board of directors has begun to explore some candidates for such a combination. See “Future Acquisition Transactions” at page 21.

Recommendation of Republic’s Board of Directors

        The board of directors is comprised of Patrick J. Duncan, the President, who will continue to be employed by Republic after completion of the sale of the assets, and four other directors. The board of directors unanimously approved and adopted the Sale Agreement on January 31, 2002. The board of directors has concluded that the sale of most of Republic’s oil and natural gas properties are fair to and in the best interests of Republic and its stockholders. The board of directors neither sought nor received any independent fairness opinion with respect to this transaction. The board of directors recommends that you vote to approve the sale of the assets as described in the Sale Agreement. See “Recommendation to Stockholders” at page 17.

Why does the Board of Directors recommend approval of the Sale Agreement?

        Republic has not been successful in recent years in increasing our net reserves of oil and natural gas. Our limited financial resources and cash flow, together with the unknown future prospects for Republic’s oil and natural gas exploration activities led the board to conclude that we should use most of our present assets to satisfy our future obligations to holders of the Debentures and Series C Preferred while the opportunity exists. The board believes that to seek another line of business for the corporation presents the best prospects to generate future returns for holders of the Common Stock.

        In reaching its decision to recommend the sale of substantially all of Republic’s oil and natural gas properties, the board of directors considered a number of factors including the following:

°	Republic is obligated to repay its $2,645,500 in to the holders of the Debentures at maturity on April 15, 2003 and to redeem in excess of $5.1 million of the outstanding Series C Preferred by December 31, 2005.

°	Several events occurred in 2001 that significantly decreased the value of Republic’s current oil and gas reserves, including: unanticipated mechanical and geologic problems were encountered in two properties resulting in significant downward adjustments of the recoverable reserves; and six of eight wells drilled in 2001 were either dry or commercially nonproductive–therefore, Republic was unable to replace the reserves either lost or produced in 2001; and the prevailing prices for oil and natural gas have significantly declined during 2001.

°	Republic holds interests in only a few undrilled oil and natural gas prospects. It is unlikely that we will achieve significant additional reserves of oil and gas by participating in drilling of these properties.

°	Republic lacks sufficient financial resources to acquire interests in other properties or to otherwise grow our resource base to meet our future obligations to repay the Debentures and redeem the Series C Preferred.

For a more detailed discussion of the factors which led to the board’s decision, see pages 13 and 14.

Why we are seeking to increase our authorized Common Stock.

        Republic has 10.0 million shares of Common Stock authorized by the Articles of Incorporation, of which approximately 6.34 million are outstanding, 1.8 million shares are reserved for outstanding warrants and 1.0 million will be issued in connection with exchanges of the Debentures. If Republic completes the sale to Harken, the board of directors intends to seek acquisition of one or more private companies which would benefit from public ownership. It is likely that we will require more shares of our Common Stock than are presently authorized to complete one or more such acquisitions. Also, the availability of authorized but unissued Common Stock would give the board of directors additional flexibility in the future, for such purposes as additional financing and acquisitions and employee motivation and retention. Accordingly, the board of directors has approved an amendment to the Articles of Incorporation which would increase our authorized Common Stock from 10.0 million shares to 30.0 million shares. You should note that issuance of additional Common Stock will dilute your interest as a stockholder. For example, if Republic should issue all 20 million additional shares, the present stockholders would own only about 25% of our Common Stock. This proposal will be approved at the special stockholders meeting. See “Item 2 – Authorize Increase of Authorized Common Stock” at page 22.

THE SPECIAL MEETING

General

        This information statement is being furnished to holders of Republic Common Stock in connection with the special meeting of Republic stockholders. This information statement is first being mailed to Republic stockholders on or about March 4, 2002.

Matters to Be Voted on at the Republic Special Meeting

        The Republic special meeting will be held to consider and vote upon the following proposals:

°	A proposal to approve and adopt the Sale Agreement, pursuant to which our oil and natural gas properties in the states of Louisiana and Texas, which constitute substantially all our assets, will be sold to Harken Energy Corporation

°	A proposal to adopt amended articles of incorporation pursuant to which our authorized common stock will be increased to 30,000,000 shares.

°	To transact any other business which may properly come before the special meeting or any adjournments or postponements of the special meeting.

Votes Required for Approval

        The proposals to approve and adopt the Sale Agreement and to adopt amended articles of incorporation must be approved by the holders of a majority of the outstanding shares of our Common Stock.

        Holders of all of Republic’s Series C Preferred exchanged those shares for 3.4 million shares of Republic Common Stock on February 11, 2002. In connection with the exchange, the holders agreed to attend the special stockholders meeting, in person or by proxy, and to vote the shares, along with the other 922,453 shares of Republic Common Stock which the entities own, which together constitute approximately 69% of the issued and outstanding Common Stock on the Record Date, in favor of the proposals described above. Our officers and directors, who together own approximately 4% of our issued and outstanding Common stock on the Record Date, intend to vote in favor of both proposals. For these reasons, approval of the matters to be presented at the special meeting of stockholders is assured, as is the presence of the required quorum of stockholders at the meeting.

        The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding common and preferred shares is necessary to constitute a quorum at each of the special meeting.

Treatment of Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the Republic special meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.

        Under Nevada law, abstentions and broker non-votes are not counted as voting for or against the proposal. Abstentions and broker non-votes will have the following effects at the special meeting:

°	Abstentions and broker non-votes will have the same practical effect as no votes with respect to the proposal to adopt amended articles of incorporation.

Adjournment

        In the event that a quorum is not present at the time the Republic meeting is convened, or, if for any other reason we believe that the meeting should be postponed, we may adjourn the meeting with or without a vote of the stockholders.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dissenters’ Rights

        Holders of Republic common or preferred stock do not have a right to dissent to the asset sale and receive compensation for their shares.

Expenses of Solicitation

        Republic will pay the cost of furnishing this information statement to our stockholders.

REPUBLIC RESOURCES, INC.
INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

        The accompanying unaudited pro forma financial statements and related notes are presented to reflect the sale of substantially all of Republic’s producing oil and gas assets to Harken and the exchange of Harken’s Common Stock received in this sale, along with the issuance of 1,000,000 shares of Republic’s Common Stock, in exchange for Republic’s outstanding Debentures. In addition, the unaudited pro forma financial statements reflect the exchange of the Series C Preferred and accrued dividends in exchange for 3,400,000 shares of Republic’s Common Stock.

        Pursuant to the proposed sale to Harken, the Company will be entitled to a potential Contingent Payment based on the success of future exploration activities of certain undeveloped oil and gas properties in Jackson County, Texas. The value of the Contingent Payment cannot be estimated with any certainty at this time and therefore no value has been included in the pro forma financial information. The Company will assign the rights to this Contingent Payment to the holders of the Series C Preferred as part of the exchange with these holders.

        The unaudited pro forma balance sheet reflects the sale of the assets and exchanges of Series C Preferred and Debentures as if these transactions occurred on September 30, 2001.

        The unaudited pro forma statements of operations are prepared for the nine months ended September 30, 2001 and for the year ended December 31, 2000 and illustrate the effects of the sale and exchanges as if they had occurred on January1 of each period. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations of Republic had the sale and exchanges occurred on the dates mentioned above, nor are the unaudited pro forma financial statements necessarily indicative of the future financial position or results of operations of Republic.

        The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of Republic included in Republic’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

REPUBLIC RESOURCES INC.
PRO FORMA BALANCE SHEET
SEPTEMBER 30, 2001
(Unaudited)

                                                                                                         Pro Forma
                                                             September 30,         Pro Forma            September 30,
                                                                  2001            Adjustments               2001
                                                            ----------------  ------------------     -------------------
ASSETS
CURRENT ASSETS:
         Cash and equivalents                               $      862,872    $                      $        862,872
         Trade receivables, net                                    265,540                                    265,540
         Prepaid expenses and other                                 76,625                                     76,625
                                                               -----------        -----------              ----------
                  Total current assets                           1,205,037                                  1,205,037

OIL AND GAS PROPERTIES, at cost (full cost method):
         Unevaluated properties                                  2,072,559         (1,967,559)  A             105,000
         Costs being amortized                                  22,328,580        (22,328,580)  A                   -
                                                               -----------        -----------              ----------
                  Total oil and gas properties                  24,401,139        (24,296,139)                105,000
         Less accumulated amortization                         (17,577,607)        17,577,607   A                   -
                                                               -----------        -----------              ----------                                                               -----------         ----------                       -
                  Net oil and gas properties                     6,823,532         (6,718,532)                105,000

OTHER ASSETS:
         Office equipment and vehicle                              112,575                                    112,575
         Less accumulated depreciation                             (94,525)                                   (94,525)
                                                               -----------        -----------              ----------
                  Net office equipment and vehicle                  18,050                                    18,050
         Debt issuance and debt restructuring costs                 72,868            (72,868)  A                   -
         Deposits                                                      300                                        300
                                                               -----------        -----------              ----------
                  Total other assets                                91,218            (72,868)                 18,350

TOTAL ASSETS                                                $    8,119,787    $    (6,791,400)       $      1,328,387
                                                               ===========       ============              ==========

CURRENT LIABILITIES:
         Current maturities of long-term debt               $        7,395    $                      $          7,395
         Accounts payable, trade                                   169,250                                    169,250
         Accrued preferred stock dividends                          77,737            (77,737)  B                   -
         Accrued expenses                                           85,442                                     85,442
                                                               -----------        -----------              ----------
                  Total current liabilities                        339,824            (77,737)                262,087
LONG-TERM DEBT, less current maturities:                         2,649,373         (2,649,373)  A                   -
                                                               -----------        -----------              ----------
                  Total liabilities                              2,989,197         (2,727,110)                262,087
                                                               -----------        -----------              ----------

REDEEMABLE PREFERRED STOCK                                       4,975,150         (4,975,150)  B                   -

TOTAL OTHER STOCKHOLDERS' EQUITY                                   155,440            910,860   A,B         1,066,300
                                                               -----------        -----------              ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    8,119,787    $    (6,791,400)       $      1,328,387
                                                               ===========        ===========              ==========

REPUBLIC RESOURCES INC.
PRO FORMA STATEMENT OF OPERATIONS
(Unaudited)

                                                                                                        Pro Forma For
                                                              For the Nine                                the Nine
                                                              Months Ended                              Months Ended
                                                             September 30,        Pro Forma             September 30,
                                                                  2001           Adjustments                2001
                                                            ----------------  ------------------     -------------------

REVENUE:
         Oil and gas sales                                  $    2,080,301    $    (2,080,301)    C  $              -

OPERATING COSTS AND EXPENSES:
         Oil and gas production costs                              349,214           (349,214)    C                 -
         General and administrative                                555,393                                    555,393
         Depreciation, depletion and amortization                  795,359           (795,359)    C                 -
         Impairment of oil and gas properties                      928,000           (928,000)    C                 -
         Loss on sale of assets                                          -          3,674,076     C         3,674,076
                                                                 ---------          ---------               ---------
                  Total operating costs and expenses             2,627,966          1,601,503               4,229,469
                                                                 ---------          ---------               ---------

INCOME (LOSS) FROM OPERATIONS                                     (547,665)        (3,681,804)             (4,229,469)

OTHER INCOME (EXPENSES):
         Interest and other income                                  30,435                                     30,435
         Interest expense                                         (139,258)           139,258     D                 -
                                                                 ---------          ---------               ---------

NET INCOME (LOSS)                                                 (656,488)        (3,542,546)             (4,199,034)

PREFERRED STOCK DIVIDEND CHARGES                                  (139,926)           139,926     E                 -
                                                                 ---------          ---------               ---------

NET INCOME (LOSS) AVAILABLE TO COMMON
STOCKHOLDERS                                                $     (796,414)   $    (3,402,620)       $     (4,199,034)
                                                                 =========          =========               =========

BASIC AND DILUTED, loss per share                           $        (0.34)             N/A          $           (.62)
                                                                 =========          =========               =========

COMMON SHARES OUTSTANDING                                        2,341,000          4,400,000     H         6,741,000
                                                                 =========          =========               =========                                                                 =========                                  =========

REPUBLIC RESOURCES INC.
PRO FORMA STATEMENT OF OPERATIONS
(Unaudited)

                                                              For the Year                              Pro Forma for
                                                                 Ended                                 the Year Ended
                                                              December 31,        Pro Forma             December 31,
                                                                  2000           Adjustments                2000
                                                            ----------------  ------------------     -------------------

REVENUE:
         Oil and gas sales                                  $    3,585,245    $    (3,585,245)    F  $              -

OPERATING COSTS AND EXPENSES:
         Oil and gas production costs                              565,441           (565,441)    F                 -
         General and administrative                                754,268                                    754,268
         Depreciation, depletion and amortization                1,017,744         (1,017,744)    F                 -
         Loss on sale of assets                                          -          3,230,721     E         3,230,721
                                                                 ---------          ---------               ---------
                  Total operating costs and expenses             2,337,453          1,647,536               3,984,989
                                                                 ---------          ---------               ---------

INCOME (LOSS) FROM OPERATIONS                                    1,247,792         (5,232,781)             (3,984,989)

OTHER INCOME (EXPENSES):
         Abandoned merger settlement                               242,411                                    242,411
         Interest and other income                                  57,793                                     57,793
         Interest expense                                         (359,479)           359,479     G                 -
                                                                 ---------          ---------               ---------

NET INCOME (LOSS)                                           $    1,188,517    $    (4,873,302)       $     (3,684,785)
                                                                 =========          =========               =========

EARNINGS (LOSS) PER SHARE:
         Basic                                              $         0.68           N/A             $           (.60)
                                                                 =========          =========               =========
         Diluted                                            $         0.66           N/A             $           (.60)
                                                                 =========          =========               =========

COMMON SHARES OUTSTANDING:
         Basic                                                   1,755,000          4,400,000     H  $      6,155,000
                                                                 =========          =========               =========
         Diluted                                                 1,813,000          4,342,000     H  $      6,155,000
                                                                 =========          =========               =========

REPUBLIC RESOURCES INC.
NOTES TO PRO FORMA INFORMATION

A.	To reflect the sale of substantially all of the Company’s oil and gas properties to Harken and the re-payment of the Company convertible debt with Harken’s common stock received from the sale along with the issuance of 1,000,000 shares of common stock to the convertible debt holders.

B.	To reflect the conversion of the Series C preferred stock and related accrued dividends for 3,400,000 shares of common stock and the assignment of the contingent consideration received from Harken (no value has been ascribed to the contingent consideration as it cannot be currently estimated).

C.	To eliminate the results of operation of the oil and gas properties being sold, assuming the sale occurred on January 1, 2001, as well as record the loss associated with the sale based on the carrying value of the properties as of January 1, 2001.

D.	To eliminate the interest associated with the convertible debentures and the debt issuance costs, assuming the debt was repaid on January 1, 2001 with the consideration received from the Harken sale.

E.	To reflect the elimination of the preferred stock dividend.

F.	To eliminate the results of operation of the oil and gas properties being sold, assuming the sale occurred on January 1, 2000 and record the loss associated with the sale based on the carrying value of the properties as of January 1, 2000.

G.	To eliminate the interest associated with the convertible debentures and the debt issuance costs, assuming the debt was repaid on January 1, 2000, with the consideration received from the sale of the assets.

H.	To record the additional shares of common stock in connection with the Harken sale and preferred stock conversion, as adjusted for the diluted earnings per share calculation.

ITEM 1 — APPROVE THE SALE OF SUBSTANTIALLY ALL OIL AND GAS ASSETS

        The board of directors unanimously approved, and the Company has entered into, a Purchase and Sale Agreement, dated January 31, 2002 (the “Sale Agreement”). At the Special Meeting stockholders will be asked to vote to approve the Sale Agreement. Approval of the Sale Agreement will authorize the transfer to Harken of all the proven reserves of oil and natural gas and certain other nonproducing oil and gas properties of the Company. These properties constitute substantially all of Republic’s assets. The information in this section is furnished to provide stockholders with a background for the vote at the stockholders’ meeting.

Background

        In March, 1998 Republic’s directors began to explore ways to improve the financial position of Republic (then named Pease Oil and Gas Company). This followed a year and a half of low oil prices, a disappointing drilling program resulting in 10 dry holes and a private placement of preferred stock which became hyper-dilutive to the common stock, as the market price for our stock declined, because the conversion rate was a discount to our stock price. These factors resulted in declining trading prices for Republic common stock. One of the suggestions was to consider a merger with another company to give Republic stockholders a greater opportunity for increased value. Subsequently, in September 1998, Republic retained the services of San Jacinto Securities to search for appropriate merger candidates and to assist the board in evaluating those candidates.

        In the fall of 1998, the board reviewed indications of interest from several public and private independent oil and gas companies, although no agreement was reached. These included, in general, merger proposals from other public companies which offered relatively low valuations for Republic, or which we considered to have relatively unattractive prospects. Two private companies proposed merger arrangements under which they would control the successor as a means of becoming a public company. Our board of directors chose not to proceed with any of the initial proposals because the offers generally were considered inadequate.

        Beginning in November 1998, representatives of Republic and the investment banker began to negotiate a merger proposal with Carpatsky Petroleum, Inc., a Canadian company with properties in Ukraine. These negotiations ultimately led to a formal agreement to merge, signed in August 1999, after several additional possible merger partners were reviewed. The agreement with Carpatsky was terminated over a year later in September 2000, before the transaction could be submitted to a stockholder vote and after the expenditure of more than $250,000 in fees and expenses. The Republic directors determined that regulatory obstacles, problems faced by Carpatsky in Ukraine, Carpatsky’s limited financial resources and some limited drilling successes by Republic which led to improved cash flow, made it better to terminate the merger agreement. Republic’s operating results improved significantly in the last half of 2000 and Republic had income of nearly $1.2 million for that year, its best performance ever. We also had profits of approximately $272,000 after interest to Debenture holders and dividends on Series C Preferred for the first half of 2001.

        We issued $5.0 million of 10% Debentures in April 1996 in a private offering. We repaid portion of outstanding principal in 1998. In April 2001 we negotiated an extension of the maturity of the remaining Debentures to April 2003 and increased the interest rate to 11%. We originally issued approximately $5.37 million of 5% Series B Convertible Preferred Stock at the end of 1997 to 10 institutional investors in another private offering. In November 2000, we exchanged the Series B Preferred for Series C Preferred, which the Company is obligated to redeem. In September 2001, we received the approval from the six remaining holders of the Series C Preferred to defer and accrue all dividends on the Series C Preferred after June 2001. We had $124,379 of accrued, unpaid dividends at the end of 2001.

        We had no further merger or acquisition discussions until late 2001.

        Certain events in the latter half of 2001 had a deleterious effect on Republic and lowered the overall value of the Company and jeopardized the Company’s general financial condition. These events included, but are not limited to:

(1)	The drilling results in Jackson County, Texas, where our prospect areas operated by Parallel Petroleum are located, have been extremely disappointing. Of the eight wells drilled in 2001 in this area, six have been either dry or commercially unproductive. The estimated reserves from the two discovery wells are not sufficient to replace the production in 2001 nor are they likely to generate enough revenue to replace our funds expended by Republic in drilling the eight wells in 2001. As a result of the disappointing drilling results in 2001, we have a much lower expectation regarding any future drilling in the Jackson County prospect areas.

(2)	A 2000 discovery well in the Maurice field located in Vermillion Parish, Louisiana, and operated by Amerada Hess Corporation, and which we believed would be a significant gas producer, was lost due to an apparent down-hole mechanical failure. As a result we removed approximately 574,922 Mcfe (or approximately 15%) from our proved reserves and 37% of our proved reserves of natural gas at the end of 2001.

(3)	Oil and gas prices are significantly lower now then they were during the first part of 2001. During the first quarter of 2001, the average prices received by the Company were $27.78 per bbl of oil and $6.77 per Mcf of gas. Recently, the average sales prices has been as low as $18.00 per bbl of oil and $2.00 per Mcf of gas. When compared to the average for the first quarter of 2001, this represents a 35% decrease in the price of oil and a 70% decrease in the price of gas.

(4)	The terrorist attacks, recent actions taken by OPEC, unexpected weather patterns, and other recent events have created an extremely volatile and unstable oil and gas industry, particularly for a small independent company like Republic.

        During the last several months, Republic has explored various ways to improve our financial condition, including seeking a suitable merger candidate and attempting to find and finance additional oil and gas exploration and/or development projects. Unfortunately, these efforts were inhibited because the overall obligations associated with servicing and repaying the Debentures and the Series C Preferred. In addition, we discovered that the marketability, or attractiveness of our assets was, in many cases, impaired because they consist primarily of minority, non-operated interests.

        Several discussions were held with Harken during the months of October and November 2001 regarding a potential merger. Harken operates or holds interests in several producing areas near where the Republic properties are located. Preliminary due diligence was conducted and several ideas were discussed, including a combination of Harken equity, debt and cash. Harken also suggested issuing shares in one of its nonpublic subsidiaries as consideration. However, no formal agreement was ever reached because of the difficulties encountered in attempting to structure a transaction, given Republic’s debt and capital structure, the value of Republic’s underlying assets, the amount and type of consideration Harken was willing to pay and other potential terms. Discussions of a potential merger with Harken were abandoned the first week of December 2001 after Harken indicted it was no longer interested in a merger due to the then current market conditions, Harken’s stock price, the level of Republic’s debt and other matters.

        By this time, Republic’s board of directors determined that the Company may be unable to meet its future obligations under the Debentures or the Series C Preferred when the principal balances become due. Accordingly, based on this belief and the other events described above, the board of directors concluded that it was unlikely a merger could be accomplished in a manner which would preserve much value for common stockholders. Therefore, the board of directors formulated a plan to “clean up” the Company and create essentially a corporation with few assets, and no significant liabilities, debt or preferred stock obligations. This plan includes the sale of assets and the exchanges described in this information statement.

        Assuming completion of the initiatives, Republic will then be in a position to exploit its limited remaining cash, its small exploration prospect in Utah and its status as a reporting public company whose common stock is publically traded. The board of directors concluded that Republic should pursue one or more acquisitions of privately held companies that could benefit from being publicly traded.

        In order to accomplish the first objective, the Company initiated discussions with Beta Oil and Gas, Inc. (“Beta”) during the first week of December 2001 regarding the possibility of purchasing the producing oil and gas assets. We discussed the possibility with Beta first because their President and CEO, Steve Antry, is also a director of Republic, and therefore would be familiar with most of the assets. In addition, Beta and Republic have common properties in Jackson County, Texas. Given these two factors, we believed Beta would be in the best position to offer relatively quick, fair and equitable terms. A preliminary offer, subject to the completion of due diligence and Beta’s board approval, was submitted on December 19, 2001, contemplating an offer of approximately $2.8 million, consisting of $660,000 cash, $660,000 in debt and the balance in Beta common stock. Due diligence, further negotiations and other conversations continued almost daily through the first week of January 2002 when Beta decided to withdraw its preliminary offer by stating: (a) their board of directors didn’t want to bear the risk of any potential liability due to the apparent conflict of interest (since Mr. Antry was affiliated with both companies); (b) the value of the proposed offer would be hard to justify if oil and gas prices, or the market value of Beta’s common stock went any lower; and (c) that Beta did not want to further increase its ownership interest in the Jackson County, Texas properties.

        Immediately after Beta withdrew its offer, the Company contacted Harken to see if Harken would be interested in pursuing an asset purchase. Harken was chosen as the next alternative because it was already familiar with the assets based on the earlier merger discussions. We did not contact other potential purchasers, as we believed we had earlier contacted those most likely to be interested at a reasonable price. Shortly after being contacted, Harken indicated they would be interested in pursing a purchase of Republic’s producing properties solely for Harken Common Stock. Due diligence, further negotiations and other conversations continued almost daily until the Sale Agreement was signed on January 31, 2002.

        All the negotiations with Beta and with Harken were conducted without input from holders of Debentures or Series C Preferred. Once we finalized the Sale Agreement, on February 5, 2002, we met with six individual holders of Debentures who hold, or who are associated with holders of, over 30% of the outstanding principal of the Debentures. These individuals advised Republic that they would exchange their Debentures for Harken Common Stock if additional equity of Republic is also added to the exchange offer. This led us to include 1.0 million Republic shares in the exchange offering being made to holders of the Debentures.

        Once we understood that Debenture holders would likely accept the proposed restructuring, on February 5 we also met representatives of the holders of Series C Preferred to determine whether the holders would be likely to exchange the Series C Preferred for Republic Common Stock and assignment of the Contingent Payment. The holders agreed to make the exchange of Series C Preferred for a total of 3.4 million shares and assignment of the Contingent Payment at Closing. The exchange was completed April 11, 2002. The former holders of our Series C Preferred are as follows:

                                                         Shares of Common Stock
                                                          Issued and Exchanged
Name                                                   for the Series C Preferred
----                                                   --------------------------

Kayne Anderson Diversified Capital Partners, L.P.                 666,400
Arbco Associates, L.P.                                            546,720
Kayne Anderson Non-Traditional Investments, L.P.                  615,060
Kayne Anderson Capital Partners, L.P.                             205,020
Metropolitan Life Ins. Co. Separate Acct EN                       888,420
Bellsouth Master Pension Trust                                    478,380
                                                                ---------
         Total                                                  3,400,000
                                                                =========

Reasons for Selling the Oil and Gas Properties

        As described above, during the last four years, the Republic directors considered a number of alternatives in searching for a merger candidate, or purchaser for our assets to salvage the Company. The directors recognized that we have only limited producing properties, we do not control the operations of any of these properties and there is only a limited opportunity to significantly increase shareholder value from the existing asset base.

        The board of directors considered the following factors, among others, in approving the Sale Agreement.

•	Republic’s $2,654,000 of Debentures are due April 15, 2003. Quarterly interest is nearly $75,000 until maturity.

•	Republic’s $5.1 million of Series C Preferred, including dividends accrued through redemption, must be redeemed before the end of 2005. Quarterly dividends accrue at a rate of $_____ per quarter.

•	Depending on future oil and gas prices and the capital obligations incurred by Republic in connection with our oil and gas activities, we would likely run out of available working capital to meet our current debt commitments sometime in late 2002.

•	Republic’s existing liquid assets are insufficient to permit it to acquire significant additional oil or natural gas properties or reserves or otherwise to improve its operating results sufficiently to be able to meet its upcoming obligations under the Debentures.

•	Sale of the oil and natural gas properties will result in a significant charge to Republic’s financial results, as the carrying value of the assets being sold exceeds the amount to be received by over $4.0 million. As a result, Republic’s loss from the sale, to be recorded in the fourth quarter of 2001, will be significant.

•	Drilling our existing undrilled properties in which we hold an interest is unlikely to lead to development of significant additional reserves or cash flow, based on our poor drilling success rate in 2001.

•	The value of the consideration to be received in the sale is significantly less than what would likely have been received for the assets a year earlier.

•	The market price for Harken’s Common Stock has declined during the last several months and Harken is unwilling to issue more than 2,645,500 shares regardless of the market price for Harken stock at the time of Closing.

        In addition, our limited liquid resources and inability to raise additional capital made it unlikely that we would be able to acquire new properties or meaningfully participate in new opportunities. As a result of the proposed sale, Republic will be able to satisfy our obligations to the holders of the outstanding Debentures and Series C Preferred Stock and obtain for our common stockholders an opportunity to participate in some future business. However, after completing the sale, Republic will hold minimal assets and will essentially cease operations until and unless we complete this transaction. If the transaction is not completed Republic will use the liquid assets and the cash flow from its existing production to pay interest on the Debentures, making it likely that we would be unable to meet our obligations to the Debenture holders at maturity. Eventually, the Company would likely need to liquidate or seek protection under federal bankruptcy laws.

        No holder of any of our Debentures nor the Series C Preferred participated in the discussions and negotiations with Harken. Representatives of the Series C Preferred holders were apprised, generally, of our plans to sell our producing properties.

Recommendation to Stockholders

        Republic’s board of directors has unanimously approved the Sale Agreement and recommends that each Republic shareholder vote to approve the Sale Agreement.

Opinion of Financial Advisor

        Republic neither solicited nor obtained a third party opinion on the fairness to the common stockholders of Republic, from a financial point of view, of the sale of substantially all our assets; instead, we are relying on the business judgment of the board of directors.

Review of Harken for holders of Debentures

        Republic retained Houlihan Smith & Company, Inc., an investment banking firm which is a registered broker-dealer, to review the proposed exchange of Harken Common Stock with holders of our Debentures. We chose that firm because two of its principals, Mr. Houlihan and Mr. Smith, each hold Debentures. In addition, we retained that firm in March 2001 to assist Republic in connection with its negotiation with holders of the Debentures to extend the maturity date of the Debentures to April 15, 2003. A representative of Houlihan Smith & Company reviewed the business, affairs and properties of Harken and met with Harken’s management. Subsequently, on February 5, 2002, the representative of Houlihan Smith & Company met informally with representatives of Republic and individuals who, with their associates, hold approximately 30% of the outstanding principal amount of the Debentures. At the meeting, the Debenture holders present, informally indicated that each would be willing to exchange the holder’s Debentures for his pro rata share of: (a) the Harken Common Stock to be issued at the Closing of the Sale Agreement and (b) 1.0 million newly-issued shares of Republic’s Common Stock. Following the meeting, Republic formally retained Houlihan Smith & Company, Inc. to prepare a written report to holders of the Debentures and to contact each holder of Debentures to facilitate the proposed exchange. Houlihan Smith & Company prepared a written research report on Harken for the use of Debenture holders, and a separate letter to the effect that in the firm’s opinion, the exchange by Debenture holders would be a reasonable exchange, given the financial condition of Harken and of Republic.

Federal Income Tax Considerations in the United States

        The Company has not obtained tax advice or a tax opinion regarding the tax effects of the sale to the Company’s common stockholders. The Company, however, believes that there are no negative income tax effects to the common stockholders, as they will not directly receive any consideration in the transaction.

        From Republic’s perspective, there will be a tax loss on the transaction. The issuance of Common Stock to Debenture holders as well as the conversion of the Series C Preferred to Common Stock may result in severe limitations regarding the ability to utilize the Net Operating Loss carryforwards due to limitations under Section 382 of the Internal Revenue Code.

        Republic is urging Debenture holders receiving an interest associated with this transaction to consult their own tax advisor regarding the proposed transaction.

Interests of Persons in the Sale of our assets

        Depending on what occurs subsequent to the sale, one member of the Republic board of directors may have an interest in the sale of our assets that is in addition to his interest as a stockholder. If the sale of our assets is completed and a change of control occurs as a result of the issuance of Republic Common Stock in the exchanges described above, Patrick J. Duncan, our current President and CFO, will receive a payment in the future if we complete an acquisition of, or are acquired by, another company. The change of control provisions as under Mr. Duncan’s existing employment agreement obligates Republic to pay him $150,000 and to repurchase his 1,564 shares of our Common Stock for $25,000, his original cost for those shares, at such time as an acquisition is completed. Our board of directors was aware of this interest and considered it in approving the Sale Agreement and the transactions contemplated in the Sale Agreement.

Accounting Treatment

        The sale will result in a financial statement loss in excess of $4.0 million under generally accepted accounting principles. This loss will be recorded in the fourth quarter of 2001.

Regulatory Approval

        None of the Sale Agreement or the exchanges of our Debentures and Preferred stock require any regulatory approval.

Provisions of the Sale Agreement

        The material aspects of the Sale Agreement are discussed below. We believe that this description covers the material terms of the transaction. However, the summary information may not contain all of the information that is important to you. You should read carefully this entire information statement, including the Sale Agreement which is attached hereto as Appendix A, and the other information incorporated herein by reference for a complete understanding of the sale.

General

        Republic and Harken have entered into the Sale Agreement which provides that we will transfer to Harken all of Republic’s oil and natural gas producing and exploratory properties located in the states of Louisiana and Texas. As consideration for the purchase of those assets, Harken shall issue Harken Common Stock having an estimated fair value as of the time of Closing of around $2,645,500. The number of shares of Harken Common Stock to be issued will be determined by dividing $2,645,500 (the principal amount of our outstanding Debentures) by Harken’s average closing price for its common stock as reported by the American Stock Exchange during the 20 trading days immediately prior to the Closing Date. However, Harken is not obligated to issue more than 2,645,500 shares and if the average market price at the time of Closing is less than $1.00, the value of the Harken Common Stock to be issued may be less. On the date the Sale Agreement was signed, Harken’s Common Stock had a reported price of approximately $1.00 per share. During the month before the Sale Agreement was signed, the reported market price had a high of approximately $1.25 and a low of approximately $0.80 per share.

        Harken also agreed to make a Contingent Payment in early 2004. The Contingent Payment will be determined by the results of drilling in 2002 or 2003 on two exploratory properties in which Republic owns an interest and which will be transferred to Harken. Basically, the Contingent Payment will be the value of the oil and natural gas reserves established on the two properties by the end of 2003, and discounted as described below. Harken will not be obligated to drill or participate in drilling initiated by a third party operator of the properties. Thus, if Harken chooses not to participate in any drilling on the properties, or if drilling does not successfully establish oil and gas reserves on the properties by the end of 2003, no Contingent Payment would be made. The amount of any oil and gas reserves established on the properties will be determined by independent petroleum engineers. The value of the proved reserves at year end 2003 would be determined using pricing assumptions at that time. The present value of the reserves would be discounted for present value depending on whether the reserves are then producing or proved nonproducing or proved undeveloped reserves. The total estimated present value of future net revenue from the properties would be adjusted by the net amount of unrecovered drilling or development costs incurred by Harken through 2003 and reduced by 50% to determine the amount of the Contingent Payment. Harken would be entitled, at its sole option, to pay all or any portion of the Contingent Payment using its common stock which would be valued at the average sale price for the 20 days ending on the day when the payment is made in early 2004. There is no assurance as to what amount, if any, will be owed by Harken as a Contingent Payment.

        Republic is obligated at the Closing to assign the rights to the future Contingent Payment to the six institutional stockholders who have exchange Series C Preferred for Republic Common Stock as described above. If the Sale Agreement is not closed for any reason, Republic is committed to pay to such stockholders a future amount equal to the Contingent Payment that Harken would have paid if the Sale Agreement had closed.

Conditions to Completion of the Sale of Our Assets.

        The sale of our assets is conditional upon the following:

°	At or prior to the Closing the six holders of Republic’s outstanding Series C Preferred must have agreed with Republic to surrender the Series C Preferred in exchange for a total of 3.4 million shares of Republic Common Stock and assignment to those holders of the rights to the future Contingent Payment from Harken. We have received the agreement with these holders and completed our exchange of 3.4 million shares of Common Stock with those holders on February 11, 2002. These stockholders agreed to vote for approval of the Sale Agreement.

°	Republic must receive the approval by the holders of a majority of our outstanding Common Stock. Approval is assured, as holders of more than 68% of our Common Stock plan to vote for approval.

°	The holders of at least 90% of the outstanding principal amount (at least $2,381,000) must have agreed by the time of Closing to exchange their Debentures for a pro rata portion of the Harken Common Stock to be issued at the Closing and 1.0 million shares of Republic Common Stock. Each Debenture holder who agrees to the exchange shall receive a portion of the Harken and Republic Common Stock equal to the portion which the principal amount of his Debenture bears to the total of all outstanding Debentures. We expect to receive agreements from holders of the requisite portion of Debentures before the date of the meeting.

°	There shall have been no material adverse developments relating to Republic’s properties being sold prior to Closing.

Effective Time of the Sale of Our Assets

        Once the Closing of the sale has been completed, the oil and gas properties will be deemed to have been transferred to Harken effective as of January 1, 2002. All production from the properties sold after that date shall be delivered to Harken and Harken shall pay or reimburse Republic for expenses or other liabilities incurred after that date. However, Republic has agreed that it shall continue to be responsible for, and shall indemnify Harken against, any obligations or liabilities which effect the properties and which arise under applicable state or federal environmental laws. Republic’s warranty relating to such obligations will continue through the end of 2002.

Representations of the Parties

        Republic and Harken make limited representations and warranties in the purchase agreement. Republic’s warranties include that:

°	The agreement is not in conflict with any other agreement or instrument to which Republic is bound;
°	Republic is duly organized as a Nevada corporation qualified to carry on its business in the states where the oil and gas properties are located;
°	Republic is empowered to perform its obligations under the Sale Agreement, that the agreement will be upon receipt of approval by the Republic stockholder duly authorized, and will be a legal, valid and binding obligation of Republic;
°	Republic has no obligation or brokers’ or finders’ fees in connection to the sale;
°	No bankruptcy or similar arrangement is contemplated by, or threatened against Republic;
°	Republic has good title to the oil and gas properties being sold,
°	Republic is in compliance with its obligations relating to the oil and gas properties being sold;
°	The operator of all the properties being sold is in compliance with its responsibilities and obligations; and

°	The holders of Republic’s outstanding 11% Convertible Debentures each qualify as an “Accredited Investor” under Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended.

        Harken’s representations and warrants primarily include that Harken is duly organized as a Delaware corporation, that the agreement has been duly approved and will be a legal, valid and binding obligation of Harken, that no brokers’ or finders’ fees have been incurred by Harken and that the Harken Common Stock to be issued shall be duly authorized and validly issued. We have neither sought nor received an opinion of counsel regarding the validity of the harken stock to be received in the exchange, relying instead on Harken’s representations and warranties to that effect.

Conduct of Business Pending the Sale of our assets

        Republic has agreed to hold and operate its interest in the oil and gas properties being sold in a good and workmanlike manner consistent with its past practices and to carry on its business with respect to those assets in substantially the same manner through the Closing of the Sale Agreement.

        Harken has agreed to provide reasonable assistance to Republic to solicit from holders of Republic’s Debentures agreements by such holders to exchange Debentures as described elsewhere in this information statement. At the Closing, Harken shall issue, directly to each holder of Republic Debentures who has agreed to the exchange, the appropriate number of the Harken shares of common stock to be issued at the Closing. Any holder of Debentures which does not agree to exchange will be continue to hold the Debenture after the sale. Harken also has agreed to register, at Harken’s expense, the common stock being delivered by Harken at the Closing for resale by the holders within 60 days following the Closing.

Termination

        The Sale Agreement may be terminated prior to Closing, whether before or after stockholder approval of the sale of the assets, by the mutual consent of Republic and Harken or by either Republic or Harken if:

°	The Closing of the sale has not occurred by April 15, 2002; or
°	Conditions to Closing described above have not occurred.

        In the event that the agreement is terminated by Republic for any reason other than breach of representation by Harken, Republic is obligated to pay Harken $25,000 as liquidated damages for the termination. If Harken terminates the agreement for any reason other than breach of representations by Republic, entry of an order of court or government agency prohibiting the sale or title defects concerning any portion of the assets being sold with a value in excess of $100,000, then Harken shall be obligated to pay Republic $200,000 as liquidated damages, of which up to one-half can be paid in Harken Common Stock at Harken’s election.

Expenses and Fees

        Except as set forth above, if the sale of our assets is not consummated, all expenses including costs associated with this information statement incurred in connection with the Sale Agreement and the transactions contemplated by the Sale Agreement will be paid by the party incurring such costs and expenses. The printing, mailing and other costs associated with this information statement, excluding legal and accounting fees which shall be borne by the party incurring such expenses, shall be borne by Republic. If the sale of our assets is completed, all such expenses will be borne by us. Costs and expenses incurred in connection with the Sale Agreement are expected to consist primarily of legal and accounting fees, fees paid to the financial consultant for the Debenture holders and filing fees, and are estimated to be $50,000.

Where You Can Find More Information about Republic

        Republic files annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information Republic files at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Republic’s SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov.

Republic SEC Filings

°	Annual Report on Form 10-KSB for the year ended December 31, 2001.

°	Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

°	Definitive proxy statement on Schedule 14A for Republic Annual Stockholders Meeting held July 11, 2001 filed on June 13, 2001.

°	Current Reports on Form 8-K filed February 8, 2002.

        Republic’s SEC filings are available from Republic without charge. Stockholders may obtain documents incorporated by reference in this information statement by requesting them in writing or by telephone from Republic at the following addresses:

                 Republic Resources, Inc.
                 743 Horizon Court, Suite 333
                 Grand Junction, Colorado 81506
                 Attention: Patrick J. Duncan
                 Telephone: (720) 245-5917

FUTURE ACQUISITION TRANSACTIONS

        If the Sale Agreement is approved and completed as described above, Republic will no longer be obligated to repay the Debentures at maturity in 2003 or to redeem the Series C Preferred and all accumulated unpaid dividends at maturity in 2005. Republic will have current assets of approximately $250,000, no cash flow, no material debt or other obligations, and interests in two small exploratory oil and natural gas prospects in Utah. The board of directors believes that the best opportunity for investment return for the holders of our common stock is for Republic to acquire, or to be acquired by, one or more private companies which may be in another line of business. The directors believe that any future transaction would likely involve issuance of Republic common stock and other securities to the owners of another business in exchange for the other business. The owners of a privately held business might enter into such a transaction as a means to establish a public market for their ownership interests, or to assist in future financing for their business. The Republic directors believe that Republic may be a candidate for such a transaction if our present obligations to holders of the Debentures and the Series C Preferred have been eliminated with the sale of our assets, and if no other material liabilities or obligations then exist. Republic may elect to expend a portion of our cash assets, no more than approximately $75,000, to participate in drilling our Utah exploratory properties. We will do so only if we have not agreed upon an acquisition in the first half of 2002 or the expenditure is consistent with any new business we may acquire.

        The directors have discussed, in general, the types of businesses and transactions which will be pursued once the sale of our assets is completed. Basically, the directors intend to seek to acquire one or more businesses which have no material debt obligations or other liabilities, which have , or have a prospect for, immediate or near term cash flow, and which offer a significant opportunity for future growth and return to stockholders. We anticipate that it is likely that such a business combination would result in significant dilution to our existing common stockholders, with the owners of the private business likely to receive at least a majority of our common stock and control of our board of directors. We can give no assurance or other representation to you as to whether any future such combination can be achieved, the terms of such a business combination or whether such a transaction would be beneficial to our common stockholders. Under applicable law, we will not be required to obtain, and we do not intend to seek, stockholder approval of a future transaction, including any which might involve issuance of our securities, change of the principal business of Republic, or a change of control or management. The directors will use their best business judgment in seeking an appropriate acquisition candidate, negotiating terms of any transaction, and completing a transaction.

        Certain Republic directors have commenced an informal search for an appropriate candidate. The directors have informally discussed potential transactions with representatives of two possible candidates. Each would require additional financing, or resolution of other business issues, before the directors would consider further involvement. Neither of these two entities presently has established cash flow, but each might present significant upside opportunities if certain present issues it faces could be resolved. One entity intends to participate in fibre option production and requires more than $5.0 million and completion of some steps to protect intellectual property.

        The other entity, which owns patented technology for groundwater pollution remediation, had retained David Melman, one of our Directors, to assist it in developing a business plan before Republic began to entertain the plan to sell our producing oil and gas properties discussed above. Mr. Melman has represented that at least a majority of post-transaction stock must be held by the present owner of the private company if a transaction is made with this entity. In addition, it is clear that the entity requires around $750,000 of additional capital and several revenue-producing contracts to utilize its technology before Republic would consider a transaction. The board of directors expects to continue to monitor the progress of this entity with a view toward a possible business combination after we complete the sale of our assets. In the event we should complete a transaction with this entity, Mr. Melman would be entitled to receive a fee from the entity, which would probably consist of a portion of the Republic securities which might be issued. Neither the board of directors of Republic nor the entity have made any commitment to any transaction, and we will pursue a transaction only if the board of directors concludes that a transaction would likely meet the objectives summarized above.

ITEM 2 — AUTHORIZE INCREASE OF AUTHORIZED COMMON STOCK

        The Board of Directors has unanimously approved the adoption of an Amendment to our Amended and Restated Articles of Incorporation to increase the number of shares of common stock which Republic is authorized to issue from 10.0 million to 30.0 million shares.

Increased Authorized Stock

        Presently Republic is authorized to issue 10.0 million shares of its Common Stock, as a result of action taken by stockholders in approving the Amended and Restated Articles of Incorporation at the 2001 Annual Meeting of Stockholders. There are 6,339,528 shares outstanding, 1,823,163 are shares reserved for issuance upon exercise of outstanding warrants held by eight holders and 1,000,000 shares will be issued at Closing to holders of the Debentures. While the presently authorized shares will accommodate these present commitments, the Board of Directors believes that it will be appropriate to have available for issuance, under certain circumstances, additional Common Stock significantly above the minimum requirements. For instance, it might be appropriate in the future for Republic to issue additional shares of its Common Stock in connection with acquiring other businesses or companies, other properties, as incentives to employees, consultants or others in connection with performing services for Republic, or for other purposes, including capital raising. As stated above, the Board of Directors plans to acquire one or more other businesses in the next several months and it is likely that more common stock will be required to complete such a transaction than would be available using the presently authorized shares. Stockholders of Republic have no preemptive rights to acquire their proportionate interest in any additional Common Stock or other securities issued by Republic, and issuance of new common stock will dilute the existing stockholders’ interest in Republic. We expect that additional shares of Common Stock will be issued in the relatively near future, however, we have no specific plan at this time.

        At the present time Republic is authorized under its existing Articles of Incorporation to issue an additional 605,000 shares of preferred stock, of which 99,503 shares were designated as our Series C 5% Redeemable Preferred Stock. Those shares will be canceled and no longer are available to be issued. Thus, we have available for issuance up to an additional 505,497 shares of preferred stock, which can be designated and assigned the rights, preferences and privileges as determined by the Board of Directors at the time of issuance.

        The Board of Directors has no present plans to issue any shares of preferred stock. However, if the the Board of Directors will continue to have authority to issue additional shares of preferred stock.

        The Board of Directors recommends a vote FOR approval of the proposed Amended and Restated Articles of Incorporation.

STOCKHOLDER PROPOSALS

Stockholders’ Proposals For Republic’s 2002 Annual Meeting

        The Special Meeting of Stockholders to which this information statement relates, is not intended to replace our annual meeting of stockholders, which is expected to be held in July 2002. Proposals of our stockholders that are intended to be presented at the 2002 annual meeting of stockholders must be received by our secretary no later than March 25, 2002. If the date of the 2002 annual meeting is changed by more than 30 days from the date of the meeting described by this information statement , the deadline for submitting proposals is a reasonable time before we begin to print and mail proxy materials for our 2002 annual meeting.

        The persons named in our form of proxy for our 2002 annual meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we do not receive notice by March 25, 2002. If the date of our 2002 annual meeting is changed by more than 30 days from the date of the meeting described by this information statement, such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before we mail our proxy materials for the 2002 annual meeting.

        If the date of the 2002 annual meeting of stockholders is advanced or delayed by more than 30 calender days from the date of the meeting described by this information statement , we will, in a timely manner, inform stockholders of such change by including a notice under Item 5, in our earliest possible quarterly report on Form 10- QSB. The notice will include the new deadline for submitting proposals to be included in our information statement and the new date for determining whether we may exercise discretionary voting authority because we have not received timely notice of a matter.

        In order to avoid controversy as to the date on which any such proposal is received by us, it is suggested that stockholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

OTHER BUSINESS

        Republic’s Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                                                                                                                          PATRICK J. DUNCAN
                                                                                                                                          FOR THE BOARD OF DIRECTORS

Grand Junction, Colorado
March 5, 2002

APPENDIX A

PURCHASE AND SALE AGREEMENT

APPENDIX A

PURCHASE AND SALE AGREEMENT

dated

January 31, 2002

between

REPUBLIC RESOURCES, INC.

as

Seller

and

HARKEN ENERGY CORPORATION

as

Buyer

(ii)

                 EXHIBIT NO.                  DESCRIPTION

                    EXHIBIT A                    Description of Seller’s oil and gas wells
                    EXHIBIT B                    Seller’s oil and gas leases
                    EXHIBIT C                    Contracts and agreements
                    EXHIBIT D                    Contingent Payment Agreement
                    EXHIBIT E                    Form of assignment, conveyance and bill of sale
                    EXHIBIT F                    Debenture Exchange Subscription Agreement
                    EXHIBIT G                    Registration Rights Agreement

(iii)

PURCHASE AND SALE AGREEMENT

        This Purchase and Sale Agreement (the “Agreement”), dated January 31, 2002, is between Republic Resources, Inc. (“Seller”), a Nevada corporation and Harken Energy Corporation (“Buyer”), a Delaware corporation, and is made with reference to the following agreed facts:

        A.    Seller holds an undivided interest in various oil and natural gas properties in the states of Texas and Louisiana in which there were, as of January 1, 2002, estimated proved reserves of oil and natural gas totaling approximately 3.1 Bcfe.

        B.    As of the date of this Agreement, there are outstanding $2,645,500 of Seller’s 11% Convertible Debentures (“Debentures”) and approximately $5.1 million in Seller’s Series C Redeemable Preferred Stock, including accrued but unpaid dividends (“Series C Preferred”).

        C.    Seller intends to sell and transfer to Buyer or Buyer’s Subsidiary all of Seller’s interests in certain oil and natural gas reserves in accordance with the terms and conditions set forth below and to have the purchase price paid to the holders of its outstanding Debentures and Series C Preferred.

        IN CONSIDERATION OF the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.    PURCHASE AND SALE.

         1.1.   PURCHASE AND SALE.

        Seller agrees to sell and convey and Buyer agrees to purchase and pay for the all of Seller’s right, title and interest in and to those certain oil and natural gas properties (the “Interests” as defined in Section 1.2), subject to the terms and conditions of this Agreement.

         1.2.   INTERESTS.

        Subject to the reservations set forth in Section 1.3, all of Seller’s, right, title and interest in and to the following shall herein be called the Interests:

(a) The oil and gas wells described in EXHIBIT A hereto (the “Wells”), together with all oil, gas and mineral production from the Wells;

(b) The leasehold estates created by the leases, licenses, permits and other agreements described in EXHIBIT B, (the “Leases”); together with all overriding royalty interests, production payments and other payments out of or measured by the value of oil and gas production;

(c) All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances (collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases or Wells, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto;

(d) All of the personal property, fixtures and improvements appurtenant to the Wells, or the Leases or used or obtained in connection with the operation of the Wells, or the Leases or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, including without limitation, pipelines, disposal systems, gathering systems and compression facilities (the “Equipment”) appurtenant to or located upon the Leases; and

(e) All the property, rights, privileges, benefits and appurtenances in any way belonging, incidental to, or pertaining to the property, interests and rights described in Sections 1.2(a) through 1.2(d) including the Wells, the Leases and reserves of unproduced oil and natural gas in place, including, to the extent transferable, all exploration agreements, letter agreements, product purchase and sale contracts, surface leases, gas gathering contracts, processing agreements, compression agreements, equipment leases, permits, gathering lines, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements and operating agreements and all other agreements relating thereto, including those listed on EXHIBIT C (the “Contracts”); and

(f) All of the files, records, data (including seismic data and related information) and other documentary information maintained in the normal course of business by Seller pertaining to the Wells, Leases, Equipment, Hydrocarbons and the Contracts (collectively, the “Data”) in the format maintained by Seller. The Data shall not, however, include any information, which, if disclosed, would cause Seller to breach any contract or agreement. Seller will use reasonable efforts to obtain any required consent to disclose such information.

         1.3.   RESERVED INTERESTS.

        Seller shall reserve and except from the sale and conveyance of the Interests in favor of itself, its successors and assigns the following:

(a) All accounts receivable attributable to the Interests that are, in accordance with generally accepted accounting principles, attributable to the period prior to the Effective Time;

(b) All claims and rights relating to overpayments of costs and expenses attributable to periods prior to the Effective Time, including, without limitation, the right to initiate, prosecute or participate, at Seller’s sole cost and expense, in all audits, audit claims and tax claims or proceedings relating to or including periods prior to the Effective Time, regardless of when commenced, arising under applicable law, operating or product sale agreements or otherwise, and to recover all costs and expenses claimed or shown by such audits or proceedings as owing to the owner of the Interests for periods prior to the Effective Time; and

(c) All rights, if any, to recover additional production or proceeds or requirements to refund monies attributable to such production or proceeds therefrom attributable to the Interests for any production month prior to the Effective Time, resulting from any adjustment to the net revenue interest attributable to the Interests in the applicable division orders.

         1.4.   EFFECTIVE TIME.

        The purchase and sale of the Interests shall be deemed to be effective as of January 1, 2002 at 12:01 a.m. at the location of the Interests (the Effective Time).

2

2.    PURCHASE PRICE.

         2.1.   PURCHASE PRICE.

        The purchase price (“Purchase Price”) for the Interests shall consist of the following:

(a) A number of shares of Buyer’s $0.01 par value common stock (the “Common Stock”) determined by dividing $2,645,500 by the average reported closing price for Buyer’s common stock for the 20 trading days ending on the day before the Closing Date of this Agreement (the “Common Stock Value Per Share”), provided that under no circumstances shall the Common Stock Value Per Share be less than $1.00, such that no more than a maximum of 2,645,500 shares of Buyer’s common stock shall be issued;

(b) The cash adjustment required for any adjustments described in Section 2.2(c) below (the “Cash Adjustment”); and

(c) A “Contingent Payment” payable within 45 days of December 31, 2003 which shall be made to holders of Seller’s outstanding Series C Preferred . A description of the factors to be used to determine the amount of the Contingent Payment, the payees and other details concerning Buyer’s obligation to pay the Contingent Payment are described in EXHIBIT D attached hereto and incorporated herein by reference (the “Contingent Payment Agreement”).

         2.2.   ADJUSTMENTS TO PURCHASE PRICE.

        The Cash Adjustment portion of the Purchase Price shall be adjusted at Closing as follows:

(a) The Purchase Price shall be adjusted upward by the following:

(1) the value of any oil in storage above the pipeline connection as of the Effective Time and not previously sold by Seller that is attributable to the Interests, such value to be the actual amount received by Seller.

(2) the amount of all expenditures; rentals and other charges; ad valorem, property, production, excise, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; expenses billed under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements paid by the Seller in connection with the operation of the Interests, attributable to the period after the Effective Time and paid before Closing, which shall be evidenced by billings, statements or other like written evidence;

(3) an amount equal to all prepaid expenses attributable to the Interests that are paid by or on behalf of Seller that are attributable to the period after the Effective Time and paid before Closing, including without limitation cash calls for wells to be drilled in accordance with the Contracts;

(4) any other amount agreed upon by Seller and Buyer; and

(b) The Purchase Price shall be adjusted downward by the following:

3

(1) proceeds received by Seller before Closing attributable to the Interests that are attributable to production sold from and after the Effective Time and received by Seller before Closing;

(2) an amount equal to the sum of all Title Defect adjustments;

(3) any other amount agreed upon by Seller and Buyer.

(c) In the event of Cash Adjustment of the purchase price required by Sections 2.2(a) or (b), the net amount of any such adjustments shall be determined and Buyer shall pay to Seller, or Seller shall pay to Buyer, as appropriate, the net amount of any Cash Adjustment, to be paid at the Closing or, as described in Sections 8.3(b) and 9.1 not later than 90 days from the Closing Date of this Agreement.

3.    REPRESENTATIONS AND WARRANTIES.

         3.1.   REPRESENTATIONS AND WARRANTIES OF SELLER.

        Seller represents and warrants as of the date hereof and as of the Closing Date to Buyer as follows:

(a) The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with any provision of any agreement or instrument to which Seller is a party or by which it is bound.

(b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to carry on its business in each state where the Interests are located, or where the ownership of the Interests located in such state require Seller to be so qualified.

(c) Seller has all requisite corporate power and authority to carry on its business as presently conducted, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, (i) any provision of its articles of incorporation or bylaws; (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a material adverse effect upon Buyer’s ownership or operation of the Interests, or upon any of the transactions contemplated by this Agreement, and (iii) to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Seller.

(d) This Agreement has been, subject to the receipt of approval of Seller’s stockholders which will be received before Closing, duly authorized, executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors.

(e) Seller has incurred no liability, contingent or otherwise, for brokers or finders fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(f) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the knowledge of Seller, threatened against Seller.

4

(g) Seller has, and shall deliver to Buyer at Closing, Defensible Title to the Interests as defined in Section 5 below.

(h) Seller is in compliance in all material respects with all the Contracts and with all operating agreements, productions sales agreements, and other material contractual obligations and commitments which relate to the Interests.

(i) The Seller has, and to the best of the Seller’s information and belief each operator of the Interests has, complied with all rules, regulations, laws, judgments, orders, or other restrictions applicable to the Interests and in the operations thereon, including any environmental laws, rules or regulations. The Seller has received no notice or other information from any operator of any of the Interests or any other person that is contrary to the preceding sentence.

(j) To the best of Seller’s information and belief, all holders of Debentures qualify as Accredited Investors under Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended (“Securities Act”).

         3.2.   REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants as of the date hereof and as of the Closing Date to Seller as follows:

(a) The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with any provision of any agreement or instrument to which Buyer is a party or by which it is bound.

(b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to the extent legally necessary to carry on its business in each state where the Interests are located, or where the ownership of the Interests located in such state require Buyer to be so qualified.

(c) Buyer has all requisite corporate power and authority to carry on its business as presently conducted, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, (i) any provision of its articles of incorporation or bylaws; (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a material adverse effect upon its ownership or operation of the Interests, or upon any of the transactions contemplated by this Agreement, and (iii) to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(d) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors.

(e) Buyer has incurred no liability, contingent or otherwise, for brokers or finders fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

(f) The Interests to be acquired by Buyer pursuant to this Agreement are being acquired by it for its own account for investment purposes and not for distribution within the meaning of any securities law. In acquiring the Interests, it is acting in the conduct of its own business and not under

5

any specific contractual commitment to any third party, or any specific nominee agreement with any third party, to transfer to, or to hold title on behalf of, such third party, with respect to all or any part of the Interests.

(g) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the knowledge of Buyer, threatened against Buyer.

(h) The Common Stock of Buyer to be issued as part of the Purchase Price, shall, at the time of Closing, be duly authorized by all necessary corporate action and such securities shall be validly issued such that the holders to whom the securities shall be issued shall have the rights set forth on the certificates delivered by Buyer at the Closing.

4.    COVENANTS AND AGREEMENTS.

         4.1.   COVENANTS AND AGREEMENTS OF SELLER.

        Seller covenants and agrees with Buyer as follows:

(a) Upon execution of this Agreement, Seller will make available to Buyer for examination at Seller’s Grand Junction, Colorado office during normal business hours, all of Seller’s title information, production information and other information relating to the Interests, including without limitation, accounting files, production files, land files, lease files, well files, division order files, contract files and marketing files, and, subject to the consent and cooperation of operators and other third parties, will cooperate with Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information relating to the Interests as Buyer may reasonably desire, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party.

(b) Seller shall use reasonable efforts to cause the operators of the Interests to permit Buyer’s authorized representative to conduct, at Buyer’s sole risk and expense, on-site inspections of the Interests. All such inspections shall be conducted at the sole risk, cost and expense of Buyer, and Buyer shall indemnify and defend Seller from and against any and all losses arising from such inspections.

(c) During the period from the date of this Agreement to the Closing Date, Seller agrees, unless specifically waived by Buyer in writing, as follows:

(1) Subject to the provisions of applicable operating and other agreements, Seller shall continue to administer the Interests in a good and workmanlike manner consistent with its past practices, and shall carry on its business with respect to the Interests in substantially the same manner as before execution of this Agreement.

(2) Seller shall, except for emergency action taken in the face of risk to life, property or the environment, submit to Buyer for prior written approval, all requests for operating or capital expenditures and all proposed contracts and agreements relating to the Interests that involve individual commitments of more than $20,000.00 net to Seller’s interest, or a cumulative total of $75,000 net to Seller’s interest. Seller will timely notify Buyer of any and all such expenditures and commitments made which relate to the Interests.

6

(3) Buyer acknowledges that Seller owns an undivided interest in all of the Interests, and Buyer agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Agreement, nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner that complies with the provisions of this Section. To the extent that Seller is not the operator of any of the Interests, the obligations of Seller in this Agreement shall be construed to require that Seller use reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Interests to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

         4.2.   COVENANTS AND AGREEMENTS OF BUYER.

        Buyer covenants and agrees with Seller that:

(a) Buyer shall use its best efforts to ensure that as of the Closing Date it will not be under any material legal or contractual restriction that would prohibit or delay the timely consummation of such transaction.

(b) Buyer shall, subject to the applicable terms of existing operating agreements, become the working or other interest owner of the Interests as of 12:01 a.m. local time at the wellsites on the Closing Date, effective as of the Effective Time.

(c) After this Agreement is signed, Buyer shall provide reasonable assistance to Seller to solicit from Seller’s Debenture holders Debenture Exchange Subscription Agreements (in the form approved by both parties and attached hereto as EXHIBIT F, hereafter the “Exchange Agreements”) pursuant to which the holders shall agree to exchange the Debentures for Common Stock of Buyer (as described in Section 7.1(a) (2) below), subject to Closing of the Agreement in a manner which is intended to be exempt from registration under Rule 506 of Regulation D adopted under the Securities Act. Buyer shall prepare, with reasonable assistance from Seller, a disclosure document for delivery to the holders. Buyer and Seller shall take reasonable steps to comply with Regulation D; however Buyer shall have no obligation to Seller or to any such holder with respect to the number of holders who enter into the Exchange Agreements. At the Closing of the transaction, Buyer shall issue the appropriate number of shares of Buyer’s Common Stock as determined under Section 2.1(a) above. Such shares shall be issued to Seller and the holders of Seller’s Debentures, as directed in writing by Seller on or before the Closing Date.

(d) Buyer shall cause the Common Stock of Buyer that is issued pursuant to this Agreement to be registered on Form S-3 (or other appropriate form) for resale by the holders of such stock within 60 days following the Closing Date. Buyer shall use reasonable commercial efforts to have the registration statement covering the Common Stock declared effective by the United States Securities and Exchange Commission within a reasonable time after filing such registration statement. The terms and conditions of the Registration Rights Agreement, attached hereto as EXHIBIT G, which shall run to the benefit of the former holders of the Debentures, shall govern the obligations of the Buyer and the rights of the holders of the Common Stock.

(e) If Buyer issues Common Stock to Seller under Section 11.2 of this Agreement, or in accordance with its obligations under the Contingent Payment Agreement, then in either such case, Buyer shall file a registration statement to register such shares for resale within three (3) months after

7

issuance and the obligations of Buyer under the Registration Rights Agreement shall be deemed to be obligations of Buyer to the holders in any such registration.

5.    TITLE MATTERS.

         5.1.   DEFENSIBLE TITLE.

(a) The term Defensible Title shall mean, as to the Interests, such title, whether held by Seller or for the benefit of Seller, that, except for and subject to the Permitted Encumbrances (as defined in Section 5.1(b)): (i) entitles Seller to receive as to each Well set forth in EXHIBIT A not less than the Net Revenue Interest set forth in EXHIBIT A as to the oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed therefrom as to its presently producing formations; (ii) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of each Well or Lease in an amount not greater than the Working Interest set forth in EXHIBIT A without a proportionate increase in the Net Revenue Interest, and (iii) is free and clear of liens and material encumbrances and defects.

(b) The term Permitted Encumbrances, as used herein, shall mean, as follows:

(1) lessors’ royalties, overriding royalties, unitization and pooling designations and agreements, reversionary interests and similar burdens;

(2) required third party consents to assignments, preferential rights to purchase, and similar agreements with respect to which prior to Closing (i) waivers or consents have been or will be obtained from the appropriate parties prior to the closing date, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights;

(3) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

(4) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Interests;

(5) materialmen’s, mechanics’, repairmen’s, employees’, contractors’, operators’, tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the Interests: (i) if they have not been filed pursuant to law, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith in the ordinary course of business by appropriate action;

(6) any other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects or irregularities of any kind whatsoever affecting the Interests that individually or in the aggregate are not such as to have a materially adverse effect, do not prevent Seller and after Closing will not prevent Buyer from receiving the proceeds of production and that do not and after Closing will not operate to (i) reduce the net revenue interest of Seller below that set forth on EXHIBIT A, or (ii) increase the working interest above that set forth on EXHIBIT A without a proportionate increase in the Net Revenue Interest; and

8

(7) the limitations included in the contracts, agreements and other matters, if any, described on EXHIBIT C.

(c) The term Title Defect as used herein shall mean any material encumbrance or defect in Seller’s title to the Interests (expressly excluding Permitted Encumbrances), that renders Seller’s title to the Interests less than Defensible Title. The term Allocated Value as used herein means the value allocated to the Well as set forth in the Netherland, Sewell Reserve Report on the Interests as of the Effective Time, to be prepared after the date of this Agreement.

         5.2.   TITLE DEFECT ADJUSTMENTS.

(a) No adjustment to the Purchase Price for Title Defects shall be made unless and until, and only to the extent that the individual value of each Title Defect exceeds $25,000 net to Seller’s Working Interest in the Well or Lease affected by the Title Defect or exceeds $75,000 in the aggregate for all such Title Defects in all Wells or Leases.

(b) Buyer shall give Seller written notice of Title Defects ten (10) days prior to the Closing Date. Such notice shall be in writing and shall include (i) a description of the Title Defect, and (ii) the amount by which Buyer believes the Value of such Well or Lease has been reduced because of such Title Defect. Buyer shall be deemed to have waived all Title Defects of which Seller has not been given timely notice by Buyer and all Title Defects that do not meet the thresholds for an adjustment set forth in Section 5.2(a).

(c) Subject to the limitation contained in Section 5.2(a), a Title Defect of a Well and the Leases comprising the production unit or proration unit for the Well shall be cured to the reasonable satisfaction of Buyer before the Closing, provided that Seller may cure the Title Defect to Buyer’s reasonable satisfaction within 30 days following Closing. If the Title Defect cannot be cured before the Closing or within the 30 day period following Closing to the reasonable satisfaction of Buyer, then the parties shall negociate a reduction of the Purchase Price to reflect the diminution of value due to the Title Defect in accordance with Section 2.2 unless prior to closing, (i) Buyer agrees to waive the relevant Title Defect and purchase the affected Interests notwithstanding the defect, or (ii) Seller agrees to indemnify Buyer against all losses, costs, expenses and liabilities with respect to such Title Defect.

         5.3.   CASUALTY LOSS.

        If subsequent to the date of this Agreement and, prior to the Closing, all or any material portion of the Interests to be conveyed to Buyer at the Closing is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, subject to the limitations set forth in Section 5.2, Buyer shall purchase such Interests notwithstanding any such destruction, taking or pending or threatened taking and the Purchase Price shall be adjusted in accordance with the diminution in value. Seller shall, at the Closing, pay to Buyer all sums paid to Seller by third parties by reason of the destruction or taking of such Interests to be assigned to Buyer, and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising out of the destruction, taking or pending or threatened taking as to such Interests to be conveyed to Buyer. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, taking or pending or threatened taking as to the Interests to be conveyed to Buyer without first obtaining the written consent of Buyer.

9

         5.4.   CONSENTS.

        Some of the Leases are subject to consent of assignment by the Lessor. Seller will use its best efforts to obtain consents prior to Closing and will assist Buyer in obtaining any required consents after Closing. Any such consent not obtained prior to Closing will be deemed to be a Title Defect under Section 5.2 above, without need of further notice from Buyer. Seller shall have the right to cure Title Defects arising under this Section within the time limits described in Section 5.2(c) above.

6.    ENVIRONMENTAL MATTERS.

        Buyer acknowledges that Seller is a non-operator of the Interests and has no direct control over any matter or circumstance relating to environmental laws, environmental conditions or environmental claims, the release of materials into the environment or protection of the environment or health. Buyer hereby agrees to assume the risk that the Interests may contain waste materials, including naturally occurring radioactive materials, or hazardous substances, that adverse physical conditions, including the presence of unknown abandoned oil and gas wells, water wells, sumps and pipelines may not have been revealed by Buyer’s investigation, and that liabilities under environmental claims or environmental conditions or environmental laws could in the future be asserted against persons who hold working interests in any of the Interests. Seller shall protect, release, defend and indemnify and hold Buyer free and harmless from and against any and all costs, expenses, claims, demands, litigation costs, attorneys’ fees and causes of action of every kind and character which result, or may be claimed to result from, environmental claims, or environmental conditions or claimed breach of environmental laws or regulations which occurred or existed on or in connection with any of the Interests as of the Closing Date of this Agreement, provided, however, that this obligation of Seller to indemnify Buyer shall apply only to claims, demands, expenses or costs which are asserted by third parties on or before December 31, 2002.

        Except for Seller’s obligation to indemnify and hold harmless the Buyer for liabilities associated with claims made on or before December 31, 2002 for claims which arose or would be deemed to have arisen prior to the Closing Date, Buyer hereby releases and discharges, and shall be deemed to release Seller at Closing from and against, any and all other claims at law or in equity, including but not limited to environmental claims and environmental conditions, known or unknown, whether now existing or arising in the future, contingent or otherwise, against Seller with respect to any matter or circumstance relating to environmental laws, the release of materials into the environment or protection of the environment or health.

        Assuming the occurrence of Closing, Buyer hereby expressly agrees to protect, release, defend, indemnify and hold Seller, its officers, directors, representatives, agents and its employees free and harmless from and against any and all costs, expenses, claims, demands, litigation costs, attorneys fees, and causes of action of every kind and character, including but not limited to injuries or death to persons, damages to or loss of property, environmental claims or environmental conditions, arising out of or in connection with the use, operation, occupancy, occupation, resale or abandonment of the Interests to be assigned to Buyer hereunder regardless of whether the claim is a result of an act or omission occurring or condition existing prior to or after the Closing Date, and from any violation of environmental laws, provided that Buyer has no obligation to Seller with respect to any liabilities for environmental claims, environmental conditions or alleged violation of environmental laws or regulations related to any of the Interests which are asserted against Buyer or Seller by any third party and which may have occurred prior to the Closing Date and are asserted on or before December 31, 2002. The parties acknowledge and agree that the indemnity provided for in this section complies with the express negligence rule.

10

        Buyer represents that it has had an adequate opportunity to review the indemnity and waiver provisions contained in this Section including the opportunity to submit the same to legal counsel for review and comment, and understands the indemnity obligations contained herein. Buyer acknowledges that, except for Seller’s representations and warranties expressly set forth in this Agreement, it accepts the Interests “AS IS, WHERE IS” with all faults and existing conditions.

7.    TAX MATTERS

        All ad valorem, severance, personal property taxes or any other taxes assessed against the Interests prior to the Effective Time shall be the obligation of Seller no matter when invoiced by the operator of any of the Interests. All ad valorem, severance, personal property taxes or any other taxes assessed against the Interests after the Effective Time shall be the obligation of Buyer.

8.    CONDITIONS TO CLOSING.

         8.1.   SELLER’S CONDITIONS.

        The obligations of Seller at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) Each of the following shall have occurred:

(1) Holders of a majority of the outstanding voting common stock of the Seller shall have voted, at a special meeting of stockholders called for that purpose, to approve this Agreement and the transfer of the Interests by the Buyer to the Seller;

(2) Holders of at least 90% of the outstanding principal amount of Seller’s Debentures shall have conditionally agreed to exchange the Seller’s Debentures held by them in exchange for the following: for each $10,000 in principal amount of the Debentures, the holder will receive at Closing of this Agreement, out of the Purchase Price, a number of shares of Buyer’s Common Stock determined by dividing $10,000 by the Common Stock Value Per Share, and rounded to the nearest whole share; and

(3) Holders of 100% of the outstanding Series C Preferred shall have voted or consented in writing to approve this transaction.

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing; and

(c) The aggregate sum of Title Defect adjustments, if any, shall not exceed $100,000.

         8.2.   BUYER’S CONDITIONS.

        The obligations of Buyer at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

11

(a) All representations of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations were made at and as of the Closing, and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing;

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing; and

(c) The aggregate sum of Title Defect adjustments, if any, shall not exceed $100,000; and

(d) Each of the following shall have occurred:

(1) Holders of at least 90% of the outstanding principal amount of Seller’s Debentures shall have conditionally agreed to exchange the Seller‚s Debentures held by them in exchange for the following: for each $10,000 in principal amount of the Debentures, the holder will receive at Closing of this Agreement, out of the Purchase Price, a number of shares of Buyer’s Common Stock determined by dividing $10,000 by the Common Stock Value Per Share, and rounded to the nearest whole share; and

(2) Holders of 100% of the outstanding Series C Preferred shall have voted or consented in writing to approve this transaction.

9.    CLOSING.

         9.1.   DATE OF CLOSING.

        Subject to the conditions stated in this Agreement, the consummation of the transactions described herein (the “Closing”) shall be held on the first business day following the Seller’s Stockholders meeting at which this agreement is approved or at such later date as may be agreed upon by the parties. The date the Closing actually occurs is called the Closing Date.

         9.2.   PLACE OF CLOSING.

        The Closing shall be held at the offices of Buyer in Houston, Texas.

         9.3.   CLOSING OBLIGATIONS.

        At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller and Buyer shall execute, acknowledge and deliver an assignment, bill of sale and conveyance (in sufficient counterparts to facilitate recording) in substantially the form of EXHIBIT E hereto conveying to Buyer or Buyer’s Subsidiary the Interests; and

12

(b) Seller and Buyer shall execute and deliver a settlement statement, prepared in accordance with this Agreement (the “Settlement Statement”) prepared by Seller that shall set forth any Cash Adjustments required under Section 2.2 then known to the parties and the means used to determine such amount. Seller shall provide Buyer with the preliminary Settlement Statement three business days prior to Closing for Buyer’s review and approval, using for such adjustments the best information then available.

(c) Buyer shall deliver to Seller, or if appropriate, Seller shall deliver to Buyer, the Cash Adjustments to Purchase Price, subject to any further amounts which may be later determined under Section 10.1 below.

(d) Buyer shall issue the appropriate number of shares of Buyer’s Common Stock determined in accordance with Section 2.1(a) above. The Common Stock shall be issued as designated by Seller to Buyer in writing at or prior to the Closing Date. At the written request of Seller, Buyer shall transmit certificates for the Common Stock to the appropriate holders of Seller’s Debentures conditional upon Buyer having received a fully executed Debenture Exchange Subscription Agreement as set forth in EXHIBIT F.

(e) Buyer shall enter into the Contingent Payment Agreement EXHIBIT D with each holder of Seller’s Series C Preferred Stock, pursuant to written instructions from Seller to be delivered at or before the Closing Date.

(f) Buyer shall deliver to Seller the balance of the Purchase Price not paid to holders of Seller’s Debentures.

(g) Seller and Buyer shall execute, acknowledge and deliver letters in lieu of transfer orders directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Interests assigned to Buyer after the Effective Time.

(h) Seller shall prepare such notices to third-party operators of the change in ownership of the Interests from Seller to Buyer.

10.    OBLIGATIONS AFTER CLOSING.

         10.1.   POST-CLOSING ADJUSTMENT PROCEDURE.

        As soon as practicable after the Closing Date, but no later than 90 days after the Closing Date, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a statement (the Final Settlement Statement) setting forth each adjustment or payment under Section 2.2 that was not finally determined as of the Closing Date and showing the calculation of such adjustments. Within fifteen days after receipt of the Final Settlement Statement, or if Seller fails to deliver a Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such post-closing adjustment no later than fifteen days after Seller has received Buyer’s proposed changes. The date upon which such agreement is reached or upon which the Final Purchase Price is established, shall be called the Final Settlement Date. In accordance with Section 2.1(d), if (i)Buyer owes a net amount to Seller, Buyer shall pay in immediately available federal funds the amount of such difference to Seller or to Seller’s account (as designated by Seller), or (ii) Seller owes a net amount to Buyer, Seller shall pay in immediately available federal funds the amount of such difference to Buyer or to Buyer’s account (as designated by Buyer). Payment by Buyer or Seller of this portion, if any, of the Cash Adjustment shall be made within five days after the Final Settlement Date.

13

         10.2.   FILES AND RECORDS.

        Within thirty days after the Closing Date, Seller shall deliver to Buyer originals of all of Seller’s files and records relating to the Interests in the format maintained by Seller, but excluding any records or data that cannot be transferred because of prior contractual restrictions. Seller shall have the right to retain copies of any or all files and records delivered to Buyer. Buyer shall make available to Seller, in Buyer’s office during normal hours, Buyer’s files and records relating to the Interests so long as Buyer retains such files and records.

         10.3.   FURTHER ASSURANCES.

        After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and shall take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

         10.4.   ASSUMPTION OF OBLIGATIONS.

(a) Transfer and assignment of the Interests to Buyer or Buyer’s Subsidiary shall constitute an express assumption by Buyer of, and Buyer expressly agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations (including but not limited to environmental claims and environmental conditions) accruing or relating to the owning, developing, exploring, operating and maintaining of the Interests conveyed to Buyer at the Closing, including without limitation, all violations of environmental law and all obligations arising under operating agreements, product sales agreements and the other agreements covering or relating to the Interests, except as specifically stated to the contrary in Section 6 above.

(b) Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims and negates, any representation or warranty, express or implied, relating to the condition of any real or immovable property, personal or movable property, equipment, inventory, machinery and fixtures constituting part of the interests including, without limitation, (i) any implied or express warranty of merchantability, (ii) any implied or express warranty of fitness for a particular purpose, (iii) any implied or express warranty of conformity to models or samples of materials, (iv) any rights of Buyer under appropriate statutes to claim diminution of consideration or return of the Purchase Price, and (v) any implied or express warranty regarding environmental laws, the release of materials into the environment including naturally occurring radioactive material, or protection of the environment or health, it being the express intention of Buyer and Seller that the real or immovable property, personal or movable property, equipment, inventory, machinery and fixtures shall be conveyed to Buyer as is and in their present condition and state of repair. Buyer represents to Seller that Buyer has made or caused to be made such inspections with respect to the real or immovable property, personal or movable property, equipment, inventory, machinery and fixtures as Buyer deems appropriate and Buyer will accept the real or immovable property, personal or movable property, equipment, inventory, machinery and fixtures as is, in their present condition and state of repair.

(c) Seller hereby expressly negates and disclaims, and Buyer hereby waives and acknowledges that Seller has not made, any representation or warranty, express or implied, relating to (i) the accuracy, completeness or materiality of any information, data or other materials (written or oral) furnished to Buyer by or on behalf of Seller or (ii) production rates, recompletion opportunities, decline rates, geological or geophysical data or interpretations, the quality, quantity, cost of recovery of any hydrocarbon reserves, any product pricing assumptions, or the ability to sell or market any hydrocarbons after Closing.

14

(d) Buyer shall also indemnify Seller for all liabilities which are assessed against Seller for federal, state, or local taxes, (not including income taxes) together with penalties or interest thereon (provided the penalties and interest do not result from the negligence, late filing, fraud or other acts of malfeasance of Seller), which relate to all operations of the property transferred hereunder and which arise on or after the Effective Time.

         10.5.   INDEMNIFICATION.

        From and after the Closing date, Buyer and Seller shall indemnify each other as follows:

(a) Seller shall defend, indemnify and save and hold harmless Buyer, its officers, directors, employees and agents, against all losses, damages, claims, demands, suits, costs, expenses, liabilities and sanctions of every kind and character, including without limitation reasonable attorneys’ fees, court costs and costs of investigation, which arise from or in connection with any breach by Seller of this Agreement.

(b) Buyer shall defend, indemnify and save and hold harmless Seller, its officers, directors, employees and agents against all losses, damages, claims, demands, suits, costs, expenses, liabilities and sanctions of every kind and character, including without limitation reasonable attorneys’ fees, court costs and costs of investigation, which arise from or in connection with (i) any of the claims, costs, expenses, liabilities and obligations assumed by Buyer pursuant to Section 6 or (ii) any breach by Buyer of this Agreement.

11.    TERMINATION OF AGREEMENT.

         11.1.   TERMINATION.

        This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(a) By Seller if any of the conditions set forth in Section 8.1 are not satisfied in all material respects or waived as of the Closing Date.

(b) By Buyer if any of the conditions set forth in Section 8.2 are not satisfied in all material respects or waived as of the Closing Date.

(c) At any time by the mutual written agreement of Buyer and Seller.

(d) By either party at its written election if the Closing Date has not occurred by April 15, 2002.

         11.2.   LIABILITIES UPON TERMINATION OR BREACH.

        In the event of the termination of this Agreement by Seller in accordance with Section 11.1(a), Seller shall pay Buyer $25,000 cash as liquidated damages for termination. If Buyer terminates this Agreement for any reason other than those described in Section 11.1(b) above, it shall pay Seller $200,000 as liquidated damages for termination. Any obligation under this Section 11.2 shall be payable immediately upon termination of this Agreement. In the event Buyer shall owe Seller liquidated damages under this Section, Buyer may at its sole election pay up to one-half of such liquidated damages in shares of Buyer’s Common Stock

15

12.    MISCELLANEOUS.

         12.1.   EXHIBITS.

        The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

         12.2.   EXPENSES.

        Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

         12.3.   NOTICES.

        All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:

                 IF TO SELLER:

                 REPUBLIC RESOURCES, INC.
                 743 Horizon Court, Suite 333
                 Grand Junction, Colorado 81506
                 Attention: Patrick J. Duncan, President

                 With a copy to:

                 ALAN W. PERYAM, ESQ.
                 1120 Lincoln Street, Suite 1000
Denver, Colorado 80203

                 IF TO BUYER:

                 HARKEN ENERGY CORPORATION
                 580 WestLake Park Boulevard, Suite 600
                 Houston, Texas 77079
                 Attention: Bruce N. Huff, President and Chief Operating Officer

16

                 With a copy to:

                 HARKEN ENERGY CORPORATION
                 580 WestLake Park Boulevard, Suite 600
                 Houston, Texas 77079
                 Attention: Larry E. Cummings, Vice President, General Counsel

        Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

         12.4.   WIRE TRANSFER INSTRUCTIONS.

        In the event a party is required to pay cash to the other party, payments shall be by wire transfer unless otherwise agreed by the parties at the time. When a wire transfer payment is required, the party to whom payment is to made shall furnish written wire transfer instructions to the other party.

         12.5.   AMENDMENTS.

        This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         12.6.   ASSIGNMENT.

        Neither party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless it continues to remain liable for the performance of its obligations hereunder and obtains the prior written consent of the other party, which consent shall not be unreasonably withheld.

         12.7.   CONDITIONS.

        The inclusion in this Agreement of conditions to Seller’s and Buyer’s obligations at the Closing shall not, in and of itself, constitute a covenant of either Seller or Buyer to satisfy the conditions to the other party’s obligations at the Closing.

         12.8.   COUNTERPARTS.

        This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         12.9.   GOVERNING LAW.

        This Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the state of Colorado, but without regard to laws or principles of conflicts of laws that would cause application of the laws of another jurisdiction. The parties hereby consent to the exclusive venue of the proper state or federal court located in the Denver, Colorado, and hereby waive all other venues.

17

         12.10.   ENTIRE AGREEMENT.

        This Agreement (including the Exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

         12.11.   PARTIES IN INTEREST.

        This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

         12.12.   SURVIVAL.

        The representations, warranties, covenants, agreements and indemnities provided for in this Agreement shall survive the Closing and shall not be extinguished by the doctrine of merger by deed or any similar doctrine and no waiver, release, or forbearance of the application of the provisions of those paragraphs in any given circumstance shall operate as a waiver, release, or forbearance of the provisions of the paragraphs as to any other circumstance.

         12.13.   ARBITRATION.

        All disputes arising out of or in connection with this agreement, or any determination required to be made by the parties as to which the parties are unable to agree (including, without limitation, the determination of Defects), shall be settled by arbitration in Denver, Colorado. Any matter to be submitted to arbitration hereunder may be submitted to arbitration by either party. Any matter submitted to arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Any award by the arbitrator(s) shall be final, binding and not appealable, and judgment may be entered thereon in any court of competent jurisdiction. Notwithstanding the above, neither Seller or Buyer shall be required to resolve any disputes relating to this Agreement through arbitration if an unrelated third party files suit against both Buyer and Seller relating to the interests conveyed pursuant to this Agreement, in such event, it being understood and agreed that Buyer and Seller may assert any claims and/or defenses arising out of this Agreement against each other in the lawsuit.

18

        Executed as of the date stated on the first page of this Agreement.

                                                                                                               SELLER:

                                                                                                               REPUBLIC RESOURCES, INC.

                                                                                                              By: /s/ Patrick J. Duncan
                                                                                                                      Patrick J. Duncan, President

                                                                                                               BUYER:

                                                                                                               HARKEN ENERGY CORPORATION

                                                                                                              By: /s/ Bruce N. Huff
                                                                                                                      Bruce N. Huff, President and
                                                                                                                       Chief Operating Officer

19

EXHIBIT A

[Ommited]

EXHIBIT B

[Ommited]

EXHIBIT C

[Ommited]

EXHIBIT D

EXHIBIT D
CONTINGENT PAYMENT AGREEMENT

        This Contingent Payment Agreement (this “Agreement”) is made and entered into as of the ____ day of _____________, 2002, by and between Republic Resources, Inc. (“Republic”), a Nevada corporation, and Harken Energy Corporation (“Harken”), a Delaware corporation.

RECITALS

        A. Republic and Harken have entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated January 31, 2002, pursuant to which Republic is selling to Harken all of Republic’s interest in and to certain oil and natural gas properties in the states of Texas and Louisiana, as further described therein;

        B. Pursuant to Section 2.1 (c) of such Purchase Agreement, Harken is entering into this Agreement (which is attached as Exhibit D to the Purchase Agreement) to pay, subject to the terms and conditions herein, to Republic a “Contingent Payment“ (as defined herein).

AGREEMENT

        NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Contingent Payment.

        (a) Subject to the terms and conditions of this Agreement, Harken hereby covenants and agrees to pay, within forty five (45) days after December 31, 2003, to Republic or its permitted assigns (as provided in Section 3 of this Agreement), the Contingent Payment (as hereinafter defined). The Contingent Payment may be payable in either cash, shares of Harken Common Stock, $.01 par value (the valuation of such shares as determined below), or any combination thereof, as Harken in its sole and absolute discretion determines. In the event some or all of the Contingent Payment is made in the form of shares of Harken Common Stock, the value per share of such shares shall be equal to the average reported closing price for Harken’s Common Stock for the 20 trading days immediately prior to the Valuation Date.

        (b) The Contingent Payment shall be determined as follows (all the amounts below will be determined or calculated either: a) as of December 31, 2003; or b) through December 31, 2003, as appropriate);

                           Revenues                                              XXX
                           Less Costs                                           (XXX)
                                                                                ----
                           Equals the (Excess Cost)
                                    or the Excess Revenue                       (XXX) or XXX
                           Less 15% of Excess Cost, if any                      (XXX)
                           Plus:    PV15 of the PDP Reserves                     XXX
                                    PV30 of the PDNP Reserves                    XXX
                                    PV50 of the PUD Reserves                     XXX
                                                                                ----
                           Subtotal                                              XXX
                           Times the Contingent Payment %                         50%
                                                                               -----
                                    Equals the Contingent Payment                XXX
                                                                                ====

        Should the above calculation result in a negative number for the Contingent Payment, there will be no liability by either Republic or Harken. In no event shall the Contingent Payment exceed $3,968,250.

        (c) In the event Harken elects to make any portion of the payment which may become due hereunder in the form of its shares of Common Stock, Harken shall execute and deliver to Republic (or its permitted assigns) a Registration Rights Agreement in a form substantially similar to the Registration Rights Agreement entered into in connection with the Purchase Agreement, provided that Harken shall not be obligated to execute and deliver such Registration Rights Agreement unless and until the recipient of such Registration Rights Agreement agrees to execute and be bound by the terms and provisions of such Registration Rights Agreement.

        (d) Notwithstanding anything in this Agreement, in no event shall Harken have any duty, commitment or obligation to develop or participate in the Properties, and Harken may develop or participate in the Properties as it determines in its sole and absolute discretion (using such reasonable business judgment as Harken uses in connection with its other properties). In the event Harken determines in its sole and absolute discretion not to participate in development of the Properties, then the Proved Reserves Value will be calculated on the non-consenting, reversionary or other retained interest (if any) held by Harken in such Properties. If the Proved Reserves Value after application of the Adjusted Costs is zero, then Harken shall not be obligated to make any Contingent Payment hereunder.

Section 2. Definitions and References.When used in this Agreement, the following terms shall have the respective meanings assigned hereto:

“Lookback Properties“ shall mean Harken’s right, title and interest in and to acquired pursuant to the Purchase Agreement: (i) the Wilcox Prospects located in Jackson County, Texas, currently known as the Matterhorn Prospect, the W1 and W2 prospects, the WR (Wilcox River) prospect, the W3 prospect, the W4 prospect, and the W5 prospect, and (ii) the Yegua Prospects located in Jackson County, Texas, currently known as the Yegua 17-C prospect, and the River prospect, all of these prospects and corresponding leases being more particularly described on Exhibit A attached hereto.

“Revenues“ shall mean any proceeds received or receivable by Harken from any production or sale of the Lookback Properties between January 1, 2002 and December 31, 2003.

“Costs“ shall mean any and all costs (including without limitation geophysical, geological and land costs), expenses, obligations, liabilities, and all other associated costs incurred by Harken relating to or incurred in connection with the development and production of the Lookback Properties between January 1, 2002 and December 31, 2003.

“Proved Reserves“ shall mean the estimated quantities of oil and/or natural gas from of any interests held by Harken in the Lookback Properties that, with reasonable certainty, appear to be recoverable in the future under the economic and operating conditions as of December 31, 2003. The Parties agree that this estimate of proved reserves will be determined by either Netherland, Sewell and Associates or some other mutually agreeable petroleum engineering firm.

“Proved Reserves Value“ shall mean the undiscounted pre-tax value of any interests held by Harken in the Proved Reserves as of the December 31, 2003. In determining the Proved Reserves Value, the oil and gas shall be priced by using the average of (x) the average strip price for the 12 months immediately preceding the Valuation Date (as published in Inside FERC (or other publications acceptable to Harken and Republic) on the Valuation Date) and (y) the projected average strip price for the 12 months immediately following the Valuation Date (as published in The Wall Street Journal (or other publications acceptable to Harken and Republic) on the December 31, 2003). In addition, the Proved Reserve Values will be categorized between Proved Developed Producing (“PDP”), Proved Developed Non-producing (“PDNP”), and Proved Underdeveloped (“PUD”) in accordance with generally accepted petroleum-engineering methods. The Parties agree that the estimate of Proved Reserves Value will be determined by the same petroleum-engineering firm that determines the Proved Reserves.

“PV15 of the PDP Reserves“ shall mean the value of the Proved Developed Producing Reserve Value discounted on an annual basis at 15%.

“PV30 of the PDNP Reserves“ shall mean the value of the Proved Developed Non-producing Reserve Value discounted on an annual basis at 30%.

“PV50 of the PUD Reserves“ shall mean the value of the Proved Undeveloped Reserve Value discounted on an annual basis at 50%.

“Contingent Payment“ shall be the amount payable by Harken, as computed and described in Section 1 of this Agreement. In no event shall the Contingent Payment exceed $3,968,250.

“Valuation Date“ shall mean December 31, 2003.

2

Section 3. Miscellaneous.

        (a) Except as otherwise specifically provided, all fees, costs and expenses incurred by Republic or Harken in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

        (b) All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:

                 IF TO REPUBLIC:

                 REPUBLIC RESOUCES, INC.
                 743 Horizon Court, Suite 333
                 Grand Junction, Colorado 81506
                 Attention: Patrick J. Duncan, President

                 With a copy to:

                 ALAN W. PERYAM, ESQ.
                 1120 Lincoln Street, Suite 1000
                 Denver, Colorado 80203

                 IF TO HARKEN:

                 HARKEN ENERGY CORPORATION
                 580 WestLake Park Boulevard, Suite 600
                 Houston, Texas 77079
                 Attention: Bruce N. Huff, President and Chief Operating Officer

                 With a copy to:

                 HARKEN ENERGY CORPORATION
                 580 WestLake Park Boulevard, Suite 600
                 Houston, Texas 77079
                 Attention: Larry E. Cummings, Vice President, General Counsel

        Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

        (c) This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

        (d) Neither party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless it continues to remain liable for the performance of its obligations hereunder and obtains the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Republic may assign this Agreement to the holders of its Series C Redeemable Preferred Stock (the “Series C Preferred”), provided that Republic provides prior notice of such assignment and provided further that Harken receives prior to such assignment evidence to Harken’s reasonable satisfaction that the holders of such Series C Preferred are "accredited investors“ as that term is defined in Regulation D promulgated under the Securities Act of 1933 and such other evidence as Harken may reasonably require that such assignment does not violate federal and state securities laws. Further, notwithstanding the foregoing, Harken may assign this Agreement to any of its subsidiaries if Harken shall also assign the Properties under this Agreement to such subsidiairy. Harken shall provide notice of such assignment to Republic following making of the same.

        (e) This Agreement may be executed by Republic and Harken in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

3

        (f) This Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the state of Colorado, but without regard to laws or principles of conflicts of laws that would cause application of the laws of another jurisdiction. The parties hereby consent to the exclusive venue of the proper state or federal court located in Denver, Colorado, and hereby waive all other venues.

        (g) All disputes arising out of or in connection with this Agreement, or any determination required to be made by the parties as to which the parties are unable to agree, shall be settled by arbitration in Denver, Colorado. Any matter to be submitted to arbitration hereunder may be submitted to arbitration by either party. Any matter submitted to arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Any award by the arbitrator(s) shall be final, binding and not appealable, and judgment may be entered thereon in any court of competent jurisdiction. In the event Republic initiates such arbitration and it is determined in such arbitration that Harken has failed to pay any amounts required to be paid under this Agreement to Republic by an amount of 5% or more, then Harken shall be required to pay the costs of the arbitrators.

        (h) Notwithstanding anything in this Agreement to the contrary, in no event shall Harken have any duty, commitment or obligation to develop or participate in the Properties, and Harken may develop or participate in the Properties as it determines in its sole and absolute discretion (using such reasonable business judgment as Harken uses in connection with its other properties).

        (i) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

        (j) Harken shall provide to Republic (or its permitted assigns) semi-annually, on a calendar year basis, a status report on the current value of the proved oil and natural gas reserves in the Properties (as of the date of such report), using the calculations as described herein to determine the Proved Reserves Value and determining the value of such proved reserves as of the date of the report instead of the Valuation Date. Harken shall also include with such report the assumptions used in calculating the Proved Reserves Value. Harken may base such report upon its own internal reserve valuations if such report is provided for any time other than as of a calendar year end. Any such report provided as of a calendar year end will be based upon a third party outside engineering report.

        Executed as of the date stated on the first page of this Agreement.

                                                     REPUBLIC:

                                                     REPUBLIC RESOURCES, INC.

                                                     By:  ______________________________
                                                          Patrick J. Duncan, President

                                                     HARKEN:

                                                     HARKEN ENERGY CORPORATION

                                                     By:  ______________________________
                                                          Bruce N. Huff, President and
                                                          Chief Operating Officer

END OF EXHIBIT D

4

EXHIBIT E

Form of Assignment, Conveyance and Bill of Sale

KNOW ALL MEN BY THESE PRESENTS:

                 Republic Resources, Inc.,
                 743 Horizon Court, Suite 333
                 Grand Junction, CO 81506-8715

(hereinafter referred to as “Assignor”) for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, convey, transfer, and set over, subject to the reservations herein set forth, unto

                 Xplor Energy SPV-I, Inc.
                 an Oklahoma corporation,
                 580 WestLake Park Boulevard, Suite 600
                 Houston, TX 77079

(hereinafter referred to as “Assignee”) and subject to the following terms and provisions, all of its right, title and interest in and to the “Subject Property“ described as follows:

        (a) The oil and gas wells described in EXHIBIT A hereto (the “Wells”), together with all oil, gas and mineral production from the Wells;

        (b) The leasehold estates created by the leases, licenses, permits and other agreements described in EXHIBIT B, (the “Leases”); together with all overriding royalty interests, production payments and other payments out of or measured by the value of oil and gas production;

        (c) All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances (collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases or Wells, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto;

        (d) All of the personal property, fixtures and improvements appurtenant to the Wells, or the Leases or used or obtained in connection with the operation of the Wells, or the Leases or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, including without limitation, pipelines, disposal systems, gathering systems and compression facilities (the “Equipment”) appurtenant to or located upon the Leases; and

        (e) All the property, rights, privileges, benefits and appurtenances in any way belonging, incidental to, or pertaining to the property, interests and rights described in(a) through (d) including the Wells, the Leases and reserves of unproduced oil and natural gas in place, including, to the extent transferable, all exploration agreements, letter agreements, product purchase and sale contracts, surface leases, gas gathering contracts, processing agreements, compression agreements, equipment leases, permits, gathering lines, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements and operating agreements and all other agreements relating thereto, including those listed on EXHIBIT C (the “Contracts”);

        (f) All of the files, records, data (including seismic data and related information) and other documentary information maintained in the normal course of business by Seller pertaining to the Wells, Leases, Equipment, Hydrocarbons and the Contracts (collectively, the “Data”) in the format maintained by Assignor. The Data shall not, however, include any information, which, if disclosed, would cause Seller to breach any contract or agreement. Assignor will use reasonable efforts to obtain any required consent to disclose such information; and

        (g) All other rights and interests in, to or under or derived from the Subject Property, even though improperly described in the Exhibits. It is the expressed intent of the parties that all of Assignor’s right, title and interest in any and all of the Subject Property, whether or not the same may be correctly described on the Exhibits hereto be assigned to Assignee hereunder.

        This Assignment, Conveyance and Bill of Sale is made subject to the following terms and provisions:

        (a) NOTWITHSTANDING ANY PROVISION IN THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE OR ANY DOCUMENT DELIVERED IN CONNECTION HEREWITH TO THE CONTRARY, THE SUBJECT PROPERTY AND ANY OTHER PROPERTY OR RIGHTS CONVEYED HEREUNDER ARE CONVEYED “AS IS, WHERE IS,” “WITH ALL FAULTS,” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED (EXCEPT WARRANTY OF TITLE BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE) INCLUDING WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER SORT OF WARRANTY. ASSIGNEE HAS INSPECTED, OR HAS HAD THE OPPORTUNITY TO INSPECT, THE ASSIGNED PREMISES FOR ALL PURPOSES.

        (b) Assignor reserves from this Assignment, Conveyance and Bill of Sale in favor of itself the following:

(i)	All accounts receivable attributable to the Subject Property that are attributable to the period prior the Effective Time;

(ii)	All claims and rights relating to overpayments of costs and expenses attributable to period prior to the Effective Time, including, without limitation, the right to initiate, prosecute or participate, at Assignor’s sole cost and expense, in all audits, audit claims and tax claims or proceedings relating to or including periods prior to the Effective Time, regardless of when commenced, arising under applicable law, operating or product sale agreements or otherwise, and to recover all costs and expenses claimed or shown by such audits or proceedings as owing to the owner of the Subject Property for periods prior to the Effective Time; and

(iii)	All rights, if any, to recover additional production or proceeds or requirements to refund monies attributable to such production or proceeds therefrom attributable to the Subject Property for any production month prior to the Effective Time, resulting from any adjustment to the net revenue interest attributable to the Subject Property in the applicable division orders.

        Assignee, its successors and assignees, shall observe, perform and comply with the terms, provisions, covenants and conditions, express or implied, of the oil and gas leases described on EXHIBIT B, together with any related contracts, and all laws, rules, regulations and orders, both state and federal, applicable to the ownership and enjoyment of the rights herein assigned.

        Effective from and after the Effective Time of this instrument, Assignee hereby agrees to assume and shall assume, pay and perform all liabilities and obligations arising in connection with the ownership or operations of the Subject Property. Commencing from and after the Effective Time of this instrument, Assignee shall indemnify and hold harmless Assignor against and from any and all loss, cost, expense, liability or damage (including fees and expenses of attorneys, technical experts and expert witnesses) incurred or suffered by Assignor arising out of or relating to Assignee’s failure to discharge any such liabilities and obligations.

        All saleable gas, oil and/or condensate at the Effective Time of this instrument is owned by the Assignor and is not to be considered a part of this sale.

        This Assignment, Conveyance and Bill of Sale is to be treated as an occasional sale, and no sales tax is being collected from Assignee. If however, this transaction is later deemed to be subject to sales or use tax, Assignee agrees to be solely responsible for any and all sales or use taxes due on equipment, material and property hereby assigned and sold, and Assignee shall remit such taxes to the proper taxing authority.

2

        This Assignment, Conveyance and Bill of Sale is subject to the terms and provisions of that certain Purchase and Sale Agreement dated January 31, 2002 by and between Assignor and Assignee.

        This instrument shall be binding upon and inure to the benefit of Assignor and Assignee, their personal representatives, executors, successors and assigns. The provisions hereof shall be covenants running with the lands and leases assigned.

        EXECUTED this ________ day of ____________________, 2002, but effective for all purposes as of January 1, 2002, at 12:01 A.M. at the location of the Subject Property (“Effective Time”).

ASSIGNOR:

Attest:                                              REPUBLIC RESOURCES, INC.

By:_____________________________                     By:__________________________________
   Marilyn L. Adams, Secretary                          Patrick J. Duncan, President

ASSIGNEE:

Attest:                                              Xplor Energy SPV-I, Inc.
                                                     an Oklahoma corporation,

By:_____________________________                     By:___________________________________

ACKNOWLEDGMENTS

STATE OF COLORADO)
                                          )ss
COUNTY OF MESA)

        This instrument was acknowledged before me, a Notary Public, by Patrick J. Duncan, President of Republic Resources, Inc., a Nevada corporation, on behalf of said corporation.

        Witness my hand and official seal this ________day of _______, 2002.

My Commission Expires:

__________________________________

                                                                                                                                __________________________________________________
                                                                                                                                Notary Public in and for the State of ______________

STATE OF TEXAS)
                                          )ss
COUNTY OF)

        This instrument was acknowledged before me, a Notary Public, by _______________, President of Xplor Energy SPV-I, Inc., an Oklahoma corporation, on behalf of said corporation.

        Witness my hand and official seal this ________day of _______, 2002.

My Commission Expires:

__________________________________

                                                                                                                                __________________________________________________
                                                                                                                                Notary Public in and for the State of ______________

END OF EXHIBIT E

3

EXHIBIT F

Debenture Exchange Subscription Agreement

______________________________
Name of Debenture Holder

______________________________
Principal Amount

DEBENTURE EXCHANGE SUBSCRIPTION AGREEMENT

        This Debenture Exchange Subscription Agreement (the “Agreement”) is between the debenture holder identified on the signature page of this Agreement (“Subscriber”), Republic Resources, Inc. (“Republic”) and Harken Energy Corporation (“Harken”) and is made with reference to the following agreed facts:

        A. The undersigned Subscriber is the holder of a 11% Convertible Debenture, due April 15, 2003 (the "Debenture”) of Republic (formerly Pease Oil and Gas Company) in the principal amount set forth on the signature page of this Agreement.

        B. There are outstanding $2,645,500 of the Debentures held by Subscriber and other holders of the Debentures.

        C. Republic has agreed to sell to Harken, pursuant to a Purchase and Sale Agreement dated January 31, 2002 (the “Asset Sale Agreement”), all of Republic’s interests in its oil and natural gas properties located in the states of Louisiana and Texas that have “proved reserves“ as of January 1, 2002. The properties to be sold include all of Republic’s income-producing assets as of January 1, 2002. In exchange for these assets, Harken will deliver at closing up to 2,645,500 shares of Harken common stock that will be distributed to the Subscriber and other holders of the Debentures on a pro-rata basis in full satisfaction of Republic’s principal obligation under the outstanding Debentures.

        D. The number of shares of Harken Common Stock to be issued at the closing of the Asset Sale Agreement will be determined by dividing the total principal amount of Republic’s outstanding Debentures by the average reported closing price for Harken’s Common Stock for the 20 trading days ending on the day before the Closing of the Asset Sale Agreement (hereafter the “Common Stock Value Per Share”). However, under no circumstances shall the Common Stock Value Per Share be less than $1.00.

        E. The completion of the sale of the Republic assets to Harken is contingent upon: (i) the approval of the Asset Sale Agreement by stockholders of Republic at a special meeting of stockholders to be called for that purpose, and (ii) acceptance of the exchange offer described in this Agreement by the holders of substantially all of the outstanding Debentures.

        F. The parties intend that this Agreement shall be irrevocable by Subscriber unless the Asset Sale Agreement is not closed by at least June 1, 2002.

        G. In addition to the proved oil and gas properties, Republic will also convey to Harken the Company’s interest in certain exploratory prospects in Jackson County, Texas that have not been given any initial value in the contemplated transaction. These exploratory prospects will be evaluated for additional value at the end of 2003 using a "Lookback“ formula as defined in the P&S Agreement, and a future “Lookback Payment“ may be made in early 2004. The amount of any “Lookback Payment“ will be contingent on, among other things, future exploratory successes in the Jackson County prospects, of which there can be no assurance. In addition, there can be no assurance that the operators of those prospects will actually drill any wells on the prospects by the end of the Lookback period (which is at the end of 2003) and if so whether Harken will agree to participate in exploration of the prospects since it will be under no obligation to do so. Accordingly, the amount of any “Lookback Payment", if any, cannot be reasonablely determined at this time. In any case, Republic anticipates that the contingent Lookback Payment ultimately will be assigned to the holders of its Series C Redeemable Preferred Stock in connection with a restructuring of that security. It is expressly understood that neither the Subscriber nor any other holder of the Debentures will haveany right, title or interest in the contingent Lookback Payment regardless of its ultimate value, if any, and regardless of whether it is ultimately assigned to the Series C Preferred stockholders or retained by Republic.

        IN CONSIDERATION, of the covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Agreement to Exchange. Subscriber hereby agrees to exchange and surrender the Debenture held by Subscriber effective on the day of Closing of the Asset Sale Agreement. In exchange for surrender and cancellation of Subscriber’s Debenture, Subscriber shall receive the following:

(a)	Payment of all unpaid interest on Subscriber’s Debenture through the date of the Closing, to be paid by Republic at such time as Subscriber’s Debenture certificate is delivered to Republic for cancellation; and

(b)	An amount of common stock of Harken determined by dividing the principal amount of Subscriber’s Debenture by the “Common Stock Value Per Share“ determined as described above. The shares of Harken Common Stock shall be issued effective as of the closing of the Asset Sale Agreement and shall be delivered to Subscriber at such time as Subscriber’s Debenture certificate is delivered to Republic for cancellation.

Republic shall pay the interest to Subscriber through the date of the Closing of the Asset Sale Agreement and Subscriber’s Debenture shall be deemed surrendered and canceled as of such date, subject only to delivery to Subscriber of the Harken Common Stock in exchange for surrender of Subscriber’s Debenture certificate.

        2. Irrevocable Subscription; Acceptance. Subscriber understands and acknowledges that this subscription to exchange Subscriber’s Debenture in the manner described in this Agreement is irrevocable by Subscriber unless Republic and Harken have not closed the Asset Sale Agreement by June 1, 2002. Acceptance of this subscription by Republic and Harken is subject to: (i) approval of the Asset Sale Agreement by Republic stockholders, (ii) receipt of Debenture Exchange Subscriptions from holders of at least 90% of the outstanding principal amount of Republic’s Debentures (provided that Harken and Republic may, in their discretion, waive this condition), and (iii) Closing of the Asset Sale Agreement. Until and unless the foregoing conditions are satisfied, Subscriber’s Debenture shall continue to earn interest and to represent an obligation of Republic to Subscriber as described in the Debenture.

        3. Acknowledgment of Disclosure. Subscriber acknowledges the receipt of Harken’s Disclosure Memorandum, dated January 31, 2002, including Harken’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, which are the last publicly-filed reports of Harken. Subscriber acknowledges receipt from Republic of Republic’s letter dated January 11, 2002, together with copies of Republic’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 and Form 8-K dated February__, 2002, the most recent public reports filed by Republic. Subscriber has also been given access to full and complete information regarding Republic and Harken and has utilized such access to the Subscriber’s satisfaction for the purpose of obtaining such information regarding Republic and Harken as the Subscriber has reasonably requested; and, particularly, Subscriber has been given reasonable opportunity to ask questions of, and receive answers from, representatives of Republic and Harken concerning the terms and conditions of the exchange offer described in this Agreement, the business and affairs of Republic and of Harken and all additional information requested by Subscriber to the extent it would be reasonably available.

        4. Investment Intent. Subscriber represents and warrants that the common stock of Harken which will be issued upon completion fo the exchange described in this Agreement will be held for the Subscriber’s own account and for investment purposes only, and without the intention of reselling or redistributing the same except as may be effected in compliance with the registration requirements of the Securities Act of 1933, as amended (“Securities Act”); Subscriber has made no agreement with others regarding any of the securities to be obtained in the exchange and Subscriber’s financial condition is such that it is not likely that it will be necessary for Subscriber to dispose of any of such securities in the foreseeable future. Subscriber further represents and agrees that if, contrary to the foregoing intentions, Subscriber should later desire to dispose of or transfer any of the Harken Common Stock received by Subscriber in the exchange in any manner, Subscriber shall not do so unless and until (i) such securities have been registered under the Securities Act and all applicable securities laws; or (ii) Subscriber shall first deliver to Harken a written notice declaring such holders’s intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, which notice shall be accompanied either by: (A) written opinion of legal counsel who shall be reasonably satisfactory to Harken, which opinion shall be addressed to Harken and reasonably satisfactory in form and substance to Harken’s counsel, to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws, or (B) a “no-action letter“ from the Securities and Exchange Commission to the effect that the transfer of the Harken Common Stock without registration would not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

        5. Residence of Subscriber. Subscriber represents and warrants that Subscriber is a bona fide resident of, is domiciled in, and received the exchange offer and made the decision to exchange securities in the state of residence set out on the signature page of this Agreement.

        6. Subscriber is Accredited Investor. Subscriber acknowledges that at the time the Debenture was initially acquired, and at the time that Republic and Subscriber agreed to extend the maturity and otherwise modify the terms of the Debentures in March 2001, Subscriber qualified as a Accredited Investor as described in Rule 501 of Regulation D adopted by the United States Securities and Exchange Commission under the Securities Act. Subscriber represents to Republic and Harken that as of the date of this Agreement set forth on the signature page below, Subscriber continues to qualify as an Accredited Investor.

2

        7. Acknowledgment of Certain Risks. Subscriber acknowledges that upon Closing of the Asset Sale Agreement, Subscriber shall have exchanged the Republic Debenture now held, a debt security of Republic, for Harken Common Stock, an equity security in a different entity. Following the exchange Republic shall have no obligation to Subscriber and Subscriber will, instead, hold an equity investment in Harken with no assurance that he will be able to liquidate the investment and no right to receive the existing principal amount of the Debenture. Subscriber acknowledges that holding the Harken Common Stock involves certain risks, some of which are summarized or referred to in the Harken Disclosure Memorandum. Likewise, Subscriber acknowledges that continuing to hold the Republic Debenture would involve risk to Subscriber and other holders of the Debentures, some of which are summarized in the information furnished to Subscriber as summarized or described above. Subscriber is accepting the exchange offer described in this Agreement notwithstanding such risks.

        8. No Tax Advice. Subscriber acknowledges that an exchange of Subscriber’s Debenture for Harken Common Stock as described in this Agreement is likely to be deemed to be a taxable transaction to Subscriber. Subscriber is likely to have taxable gain or loss equal to the difference between Subscriber’s tax basis in the Debenture and the fair market value of the Harken Common Stock to be received in the exchange. While it is expected that the fair market value of the Harken Common Stock is likely to be approximately equal to the principal balance of the Debenture, Republic and Harken have made no representations to Subscriber as to the tax implications to Subscriber from the exchange described in this Agreement and Subscriber has been advised to seek his own tax counsel regarding the exchange. Subscriber has received, from Subscriber’s own tax or other advisors, all information Subscriber requires concerning the tax consequences of the exchange described in this Agreement and has not, and does not, rely upon Republic or Harken with respect to tax implications of the exchange.

        9. No Transfer or Assignment. Neither this Agreement nor any of the rights of Subscriber, Republic or Harken may be transferred or assigned by any party. This Agreement shall survive the death or disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors and attempted assigns.

        10. Arbitration of Disputes. In the event that a dispute arises between Subscriber and Republic or Harken arising out of or in connection with exchange by Subscriber of the Debenture for Harken Common Stock, Subscriber, Republic and Harken hereby expressly agree that such dispute shall be resolved through arbitration rather than litigation. The undersigned hereby agrees to submit the dispute to binding arbitration through the American Arbitration Association (“AAA”) in Denver, Colorado, to be conducted in accordance with the rules of commercial arbitration adopted by AAA. Such a dispute shall be submitted to arbitration by any party by filing a written request for arbitration with AAA. Subscriber, Republic and Harken agree that the Federal Arbitration Act shall govern the disposition of all issues raised in the arbitration proceeding. A decision in the arbitration proceeding shall be final and binding on the parties.

        11. Notices. All notices or other communications required under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid as follows: if to Subscriber, to the address set forth on the signature page to this Agreement; and if to Republic or Harken to their address as set forth in the Harken Disclosure Memorandum.

[The balance of this page is blank]

3

SIGNATURE PAGE TO
DEBENTURE EXCHANGE SUBSCRIPTION AGREEMENT

        By signing this Agreement in the place indicated below, Subscriber represents to Republic and Harken that Subscriber has read this entire Agreement, that the information set forth below is accurate, and that Subscriber agrees to exchange his or her Debenture for Harken Common Stock as described in this Agreement.

INDIVIDUAL

________________________________________                      Address to Which Correspondence
Name of Registered Owner of                                   Should be Directed
Debenture (“Subscriber”)                                      ___________________________________________

                                                              ___________________________________________

_________________________________________                     ___________________________________________
Signature (Individual)                                        City, State, and Zip Code

_________________________________________                     ____________________________________________
Signature (Second Signature if Joint Owner)                   Tax Identification or Social Security Number
_________________________________________                     ____________________________________________
Name Typed or Printed                                         Second Name Type or Printed

(      )                                                      (         )
_________________________________________                     ____________________________________________
Fax Number                                                    Telephone Number

_________________________________________                     $___________________________________________
Date                                                            Principal Amount of Debenture

ACCEPTANCE

        This Debenture Exchange Subscription Agreement is accepted as of ___________, 2002 (the date of Closing of the Purchase and Sale Agreement dated January 31, 2002).

REPUBLIC RESOURCES, INC.                                      HARKEN ENERGY CORPORATION

By ____________________________________                       By ___________________________________
   Patrick J. Duncan, President                                  Bruce N. Huff, President

4

SIGNATURES

        By signing this Agreement in the place indicated below, Subscriber represents to Republic and Harken that Subscriber has read this entire Agreement, that the information set forth below is accurate, and that Subscriber agrees to exchange his or her Debenture for Harken Common Stock as described in this Agreement.

CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY

________________________________________                      Address to Which Correspondence
Name of Registered Owner of                                   Should be Directed
Debenture (“Subscriber”)                                      ___________________________________________

                                                              ___________________________________________

_________________________________________                     ___________________________________________
Signature (Individual)                                        City, State, and Zip Code

_________________________________________                     ____________________________________________
Signature (Second Signature if Joint Owner)                   Tax Identification or Social Security Number
_________________________________________                     ____________________________________________
Name Typed or Printed                                         Second Name Type or Printed

(      )                                                      (         )
_________________________________________                     ____________________________________________
Fax Number                                                    Telephone Number

_________________________________________                     $___________________________________________
Date                                                            Principal Amount of Debenture

        *The Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY
To be completed if the Debentures are owned by an entity

         I, ______________________________________, am the ______________________ of
            [Name printed]
__________________________________________________________________ (the “Entity”)

        I certify that I am empowered and duly authorized by the Entity to execute anc carry out the terms of this Agreement and to exchange the Debentures as described in this Agreement, and certify that this Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

        IN WITNESS WHEREOF, I have hereto set my hand this _____ day of ________, 200__.

                                                     ____________________________________________
                                                     Signature

ACCEPTANCE

        This Debenture Exchange Subscription Agreement is accepted as of ___________, 2002 (the date of Closing of the Purchase and Sale Agreement dated January 31, 2002).

REPUBLIC RESOURCES, INC.                             HARKEN ENERGY CORPORATION

By ____________________________________              By ___________________________________
   Patrick J. Duncan, President                         Bruce N. Huff, President

5

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made and entered into as of the ____ day of _____________, 2002, by and among Harken Energy Corporation, a Delaware corporation (“Harken”), and Republic Resources, Inc., a Nevada corporation (“Republic”).

RECITALS:

A.	Reference is hereby made to that certain Purchase and Sale Agreement dated as of the date hereof (the “Purchase Agreement”) by and among Harken and Republic pursuant to which Republic will upon Closing, receive a certain number of Shares of Harken Common Stock, which Shares are the subject of this Agreement.

B.	Pursuant to the terms of the Agreement, Harken has agree to provide Republic and the holders of the Registrable Securities (as defined herein) with the registration rights set forth herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Definitions and References.

(1)	When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Sections referred to below:

“Agreement“ shall mean this Registration Rights Agreement, as hereafter amended or modified in accordance with the terms hereof.

“Commission“ shall mean the Securities and Exchange Commission (or any successor body thereto).

“Common Stock“ shall mean the common stock, par value $0.01 per share, of Harken.

“Purchase Agreement“ shall mean the Purchase and Sale Agreement dated as of the date hereof between Harken and Republic.

“Exchange Act“ shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

“Harken“ shall have the meaning assigned to it in the preamble to this Agreement.

“Harken Indemnified Parties“ shall have the meaning assigned to it in Section 5(b).

“Holder“ shall mean any Person that holds Registrable Securities.

“Holder Indemnified Parties“ shall have the meaning assigned to it in Section 5(a).

“Republic“ shall have the meaning assigned to it in the preamble to this Agreement.

“Person“ shall mean any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Prospectus“ shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Registrable Securities“ shall mean the Shares issued to Republic under the Purchase Agreement or pursuant to that certain Contingent Payment Agreement attached as EXHIBIT D to the Purchase Agreement.

“Registration Expenses“ shall mean all fees and expenses incident to Harken’s performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for Harken, and fees and disbursements of all independent certified public accountants and underwriters (excluding discounts and commissions); provided, however, that Registration Expenses shall not include any Selling Expenses.

“Registration Statement“ shall mean any registration statement of Harken that covers any of the Registrable Securities pursuant to this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Securities Act“ shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated under such Act.

“Selling Expenses“ shall mean underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities and the fees and expenses of counsel for any Holder.

(2)	All references in this Agreement to sections, subsection and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words “this Agreement", “this instrument", “herein", “hereof", “hereby", “hereunder“ and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 2. Registration Shares.

Harken shall prepare and file with the Commission as soon as reasonably practicable and in any event no later than sixty (60) days after Closing the Purchase Agreement and the issuance contemplated thereunder to Republic of the Shares, a registration statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act covering the sale by Republic of such Registrable Securities. Harken shall use its reasonable best efforts to cause each such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof and to keep each such Registration Statement effective for no less than the later of 365 days or the expiration of the Selling Period (as defined in the Exchange Agreement) applicable to the Registrable Securities covered thereby.

Section 3. Registration Procedures.

(a)	In connection with Harken’s registration obligations hereunder, Harken will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended methods of disposition thereof as quickly as practicable, and pursuant thereto Harken will a expeditiously as possible:

(1)	prepare and file with the Commission not later than the time specified in this Agreement, a Registration Statement on the appropriate form with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicabl after the filing thereof (provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, Harke will furnish copies of all such documents proposed to be file to all Holders of Registrable Securities covered by such Registration Statement);

2

(2)	prepare and file with the Commission such amendments an supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than the period set fort in this Agreement or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the applicable Prospectus deliver period) and comply with the provisions of the Securities Act with respect to the disposition of all Registrabl Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement:

(3)	furnish to each Holder of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including, without limitation, each preliminary prospectus) and such other documents as such Holde may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(4)	use its reasonable best efforts to register or qualif such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests and do an and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that Harken will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not the so subject);

(5)	notify each Holder of such Registrable Securities, at an time when a Prospectus relating thereto is required to be delivered under the Securitie Act, of the happening of any event which requires the making of any change in the Prospectus included in such Registration Statement so that such document will not contain an untrue statement of a materia fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such Holder, Harken will prepare a supplement or amendment to such Prospectus so that such Prospectus will not contain a untrue statement of a materia fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(6)	use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotatio system or over-the-counter market upon which securities of Harken of the same class are then listed;

(7)	enter into such customary agreements (including, withou limitation, underwriting agreements in customary form, substance and scope) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(8)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders an earnings statement no later than ninety (90) day after the end of the 12-month period beginning with the first day of Harken’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) o the Securities Act and Rule 158 thereunder;

(9)	in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or an order suspending or preventin the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statemen for sale in any jurisdiction, promptly notify each Holder o Registrable Securities of the issuance or threatened issuance of such order and us its reasonable best efforts promptly to prevent the entry of such order or obtain the withdrawal of such order if issued;

(10)	use its reasonable best efforts to cause such Registrable Securities covere by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

3

(11)	make available at all reasonable times and in a reasonable manner for inspection by any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by an such Holder or underwriter (collectively, the “Inspecto”, all fi records, corporate documents and properties of Harken (collectively, the “Records”) and cause the officers, directors and employees of Harken to supply all information reasonably requested by any such Inspector in connection with such Registration Statement prior to its effectiveness, in each case to the extent that such Records and information are pertinent to the information disclosed in the Registration Statement; provided, that eac such Inspector shall execute and deliver to Harken a Confidentiality Agreement in the form attached hereto as EXHIBIT A. Records which Harken determines, in good faith, to be confidential and which Harken notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii the release of such Records i ordered pursuant to a subpoen or other order from a court of competent jurisdiction; each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Harken and allow Harken, at Harken’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

(12)	use its reasonable best efforts to obtain, if require by said underwriters in connection with an underwritten offering, a comfort letter from Harken’s independent public accountant in customary form and covering such matters of the type customarily covered by comfor letters with respect to offerings of the type being made pursuant to the Registration Statement as the Holders of the Registrable Securities reasonably request

(b)	In connection with each Registration Statement, Republic agrees and each Holder of Registrable Securities (including Registrable Securities in any Registration Statement filed pursuant to this Agreement) will be deemed to have agreed, as follows:

(1)	upon receipt of any notice from Harken of the happening of any event of the kind described in Section 3(a)(5) or the issuance of any order of the kind described in Section 3(a 9), the Holders of Registrable Securities covered by such Registration Statement will forthwith discontinue disposition of such Registrable Securities until the Holders of Registrable Securities receive copies of the supplemented or amended Prospectus contemplated by Section 3(a)(5), or until the are advised in writing by Harken that the use of the applicable Prospectus may be resumed, an they have received copies of any additional or supplementa filings that are incorporated or deemed to be incorporated by reference in such Prospectus (it being the agreement of the parties hereto, however, that the obligation of Harken with respect to maintaining the subject Registration Statement curren and effective, and the Sellin Period (as defined in the Exchange Agreement) with respect to such Registrable Securities, shall be extended by a number of trading days equal to the period the Holders of Registrable Securities are required by this Section 3(b)(1) to discontinue disposition of such Registrable Securities; and

(2)	furnish to Harken such information regarding each Holder, the Registrable Securities held by such Holder and the intended method of disposition thereof as Harken shall reasonably request and as shall be reasonably required in connection with the preparation of the applicable Registration Statement and other actions taken by Harken under this Agreement, and it shall be a condition precedent to the obligation of Harken to take any action pursuant to this Agreement in respect of the Registrable Securities that such information has been furnished to Harken by the Holders of Registrable Securities.

Section 4. Expenses. Harken shall pay all Registration Expenses whether or not any Registration Statement is filed or becomes effective and whether or not any securities are sold pursuant to any Registration Statement and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of Harken are then listed. All Selling Expenses incurred in connection with a registration effected pursuant to the terms hereof shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration.

4

Section 5. Indemnification.

(a)	Harken shall indemnify and hold harmless, with respect to any and all Registration Statements, each Holder of Registrable Securities covered by such Registration Statement, and each other Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (collectively, “Holder Indemnified Parties”), against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Registrable Securities were included or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Harken shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by Harken of any federal, state or common law rule or regulation applicable to Harken and relating to action of or inaction by Harken in connection with any such registration; and in each such case, Harken shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that Harken shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to Harken by or on behalf of any such Holder Indemnified Party for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

(b)	Each Holder of Registrable Securities participating in any registration hereunder shall severally (and not jointly or jointly and severally) indemnify and hold harmless Harken, its directors, officers, employees and agents, and each Person who controls Harken (within the meaning of Section 15 of the Securities Act) (collectively, “Harken Indemnified Parties”) against all losses, claims, damages, liabilities and expenses to which any Harken Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Holder’s Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus, together with the documents incorporated by reference therein ( as amended or supplemented if Harken shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by such Holder for use in the preparation thereof, or (iii) any violation by such Holder of any federal, state or common law rule or regulation applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Harken Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

(c)	Promptly after receipt by an indemnified party under subsection 5(a) or (b) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under subsection (a) or (b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 5.

5

(d)	Indemnification similar to that specified in the preceding subsections of this Section 5 (with appropriate modifications) is hereby given by Harken and each Holder of Registrable Securities with respect to any required registration or qualification of securities under any state securities or blue sky laws.

(e)	If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this subsection (e) shall be deemed to include, without limitation, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this subsection (e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in subsection (c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this subsection (e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.

6

If indemnification is available under Section 5, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in subsections (a) or (b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this paragraph. The provisions of this paragraph shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

(f)	In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, Harken and all Holders of Registrable Securities included in any Registration Statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 5) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

(g)	The indemnification obligations hereunder with respect to any Registration Statement shall terminate three (3) years after the termination of the offering of Registrable Securities covered by such Registration Statement.

Section 6. Selection of Underwriters. The Holders of Registrable Securities shall have the right to elect that the offering of Registrable Securities pursuant to a Registration Statement filed under this Agreement be in the form of an underwritten offering or a best efforts offering. If any registration hereunder is an underwritten offering or a best efforts offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by Harken; provided, that such investment bankers and managers must be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be registered in such registration.

Section 7. Rule 144. Harken covenants to each Holder that, to the extent that Harken shall be required to do so under the Exchange Act, Harken shall (a) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, Harken shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 8. Transferability. Republic may transfer any or all of the Registrable Securities issued under the Purchase Agreement to other parties who are Holders of Republic’s outstanding Debentures (“Debenture Holder”), and Republic may transfer any or all of the Registrable Securities issued under the Contingent Payment Agreement (attached as EXHIBIT D to the Purchase Agreement) to the holders of Republic’s Series C Redeemable Preferred Stock (the “Preferred Holders”), provided such Debenture Holder or Preferred Holder, as the case may be, first provides to Harken written representation that such party constitutes an Accredited Investor as such term is defined in the Securities Act. To the extent Republic does transfer any or all of the Registrable Securities to one or more Debenture Holders or Preferred Holders in accordance with this Section 8, then such Debenture Holders or Preferred Holders shall accrue the rights, benefits and obligations of this Agreement to the same extent as if they had originally been signature parties hereto.

Republic agrees and warrants to Harken that any and all transfers of Registrable Securities to Debenture Holders and Preferred Holders will be expressly made subject to the terms of this Agreement.

Transfers of any or all of the Registrable Securities except to Debenture Holders or Preferred Holders as provided in this Section 8, or under an effective registration as provided under this Agreement, may only be made with Harken’s prior written consent, for which consent Harken my require representations, indemnifications and warranties regarding the proposed party to whom such transfer is requested.

Section 9. Miscellaneous.

(1)	From and after the date of this Agreement, Harken will not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

7

(2)	Investors agree, and each other Holder of Registrable Securities (including Registrable Securities in any Registration Statement filed pursuant to this Agreement) will be deemed to have agreed, as follows:

(1)	if any Registrable Securities are being registered in any registration pursuant to this Agreement, the Holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, and any rules promulgated thereunder by the Commission, and, at the request of Harken, will execute and deliver to Harken and to any underwriter participating in such offering, an appropriate agreement to such effect; and

(2)	at the end of any period during which Harken is obligated to keep a Registration Statement current and effective as described herein, the Holders of Registrable Securities included in this Registration Statement shall discontinue sales thereof pursuant to such Registration Statement.

(3)	All questions concerning the construction, validity and interpretation of this Agreement and all actions, proceedings and matters arising out of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

(4)	All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether expressed or not.

(5)	This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Harken to the Holders of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(6)	All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and potage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

If to Harken:

Harken Energy Corporation 580 WestLake Park Blvd., Suite 600 Houston, Texas 77079 Telecopier No.: (281) 504-4110 Attention: Bruce N. Huff President and Larry E. Cummings, General Counsel

If to Republic:

Republic Resources, Inc. 743 Horizon Ct., Suite 333 Grand Junction, Colorado 81506-8715 Tel: (970) 245-5917 Telecopier No.: (970) 243-8840 Attention: Patrick J. Duncan, President

8

With a copy to:

Alan W. Peryam, Esq. 1120 Lincoln Street, Suite 1000 Denver, Colorado 80203 Tel: (303) 866-0900 Telecopier No.: (303) 866-0999

(7)	If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects of this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

(9)	This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

(9)	Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Harken agrees that monetary damages would not be adequate compensation for any loss incurred by reason of breach by it of the provisions of this Agreement and hereby agree to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

(10)	In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney’s fees in addition to any other available remedy.

(11)	Harken agrees to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                          HARKEN ENERGY CORPORATION

                                                 By:      ____________________________________
                                                          Name:  Bruce N. Huff
                                                          Title:  President

                                                          REPUBLIC RESOURCES, INC.

                                                 By:      ____________________________________
                                                          Name:  Patrick. J. Duncan
                                                          Title:  President

9